                                                                      EXHIBIT 99
                                                                [EXECUTION COPY]





                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT,

                          dated as of November 1, 1999,

                                      among

                        SUN INTERNATIONAL HOTELS LIMITED,
                       SUN INTERNATIONAL BAHAMAS LIMITED,
                        RESORTS INTERNATIONAL HOTEL, INC.
                                       and
                         SUN INTERNATIONAL NEVADA, INC.,
                        as the Borrowers and Guarantors,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                             THE BANK OF NOVA SCOTIA
                                       and
                                SOCIETE GENERALE,
                          as the Co-Syndication Agents
                            and the Managing Agents,

                             BANKERS TRUST COMPANY,
                                   CIBC INC.,
                         THE ROYAL BANK OF SCOTLAND PLC,
                                       and
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                as the Co-Agents,

                                       and

                            THE BANK OF NOVA SCOTIA,
                          as the Administrative Agent,
                           the Documentation Agent and
                              the Collateral Agent.

                                TABLE OF CONTENTS

SECTION                                                                   PAGE
-------                                                                   ----

                    ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
  1.1.       Defined Terms...................................................4
  1.2.       Use of Defined Terms...........................................35
  1.3.       Cross-References...............................................35
  1.4.       Accounting and Financial Determinations........................35

            ARTICLE II COMMITMENTS, BORROWING PROCEDURES, NOTES AND LETTERS OF
                                   CREDIT
  2.1.       Amendment and Restatement; Commitments.........................36
  2.1.1.     Commitment of Each Lender......................................37
  2.1.2.     Letter of Credit Commitment....................................37
  2.1.3.     Lenders Not Permitted or Required to Make Loans................37
  2.1.4.     Issuers Not Permitted or Required to Issue Letters of Credit...37
  2.2.       Reduction of Commitment Amount.................................38
  2.2.1.     Optional.......................................................38
  2.2.2.     Mandatory......................................................38
  2.3.       Borrowing Procedure............................................38
  2.4.       Continuation and Conversion Elections..........................39
  2.5.       Funding........................................................39
  2.6.       Issuance Procedures............................................39
  2.6.1.     Other Lenders'Participation....................................40
  2.6.2.     Disbursements..................................................40
  2.6.3.     Reimbursement..................................................41
  2.6.4.     Deemed Disbursements...........................................41
  2.6.5.     Nature of Reimbursement Obligations............................42
  2.7.       Notes..........................................................42
  2.8.       Register.......................................................43

            ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
  3.1.       Repayments and Prepayments.....................................43
  3.2.       Interest Provisions............................................44
  3.2.1.     Rates..........................................................44
  3.2.2.     Post-Maturity Rates............................................44
  3.2.3.     Payment Dates..................................................44
  3.3.       Fees...........................................................45
  3.3.1.     Commitment Fee.................................................45
  3.3.2.     Letter of Credit Fee...........................................45
  3.3.3.     Other Fees.....................................................46

                                       -i-
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  3.4.       Guaranty Provisions............................................46
  3.4.1.     Guaranty.......................................................46
  3.4.2.     Acceleration of Guaranty.......................................47
  3.4.3.     Guaranty Absolute, etc.........................................47
  3.4.4.     Reinstatement, etc.............................................48
  3.4.5.     Waiver, etc....................................................48
  3.4.6.     Postponement of Subrogation, etc...............................48

               ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
  4.1.       LIBO Rate Lending Unlawful.....................................49
  4.2.       Deposits Unavailable...........................................49
  4.3.       Increased LIBO Rate Loan Costs, etc............................50
  4.4.       Funding Losses.................................................50
  4.5.       Increased Capital Costs........................................51
  4.6.       Taxes..........................................................51
  4.7.       Payments, Computations, etc....................................53
  4.8.       Sharing of Payments............................................53
  4.9.       Setoff.........................................................54
  4.10.      Defaulting Lender..............................................55
  4.11.      Replacement Lender.............................................55

                     ARTICLE V CONDITIONS TO EFFECTIVENESS
  5.1.       Effectiveness..................................................56
  5.1.1.     Resolutions, etc...............................................56
  5.1.2.     Delivery of this Agreement, Notes..............................57
  5.1.3.     New Debentures.................................................57
  5.1.4.     Exchange Approval..............................................57
  5.1.5.     Endorsement to Title Insurance Policies........................57
  5.1.6.     Affirmation and Consent........................................58
  5.1.7.     Opinions of Counsel............................................58
  5.1.8.     Effective Date Certificate.....................................58
  5.1.9.     Repayment of Outstanding Loans.................................58
  5.1.10.    Fees and Expenses..............................................58
  5.1.11.    Collateral Agreement Supplements...............................59
  5.2.       All Credit Extensions..........................................59
  5.2.1.     Compliance with Warranties, No Default, etc....................59
  5.2.2.     Credit Extension Request.......................................59
  5.2.3.     Satisfactory Legal Form........................................60
  5.2.4.     Desert Inn Acquisition.........................................60

                   ARTICLE VI REPRESENTATIONS AND WARRANTIES
  6.1.       Organization, etc..............................................61

                                      -ii-
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  6.2.       Due Authorization, Non-Contravention, etc......................61
  6.3.       Government Approval, Regulation, etc...........................61
  6.4.       Validity, etc..................................................62
  6.5.       Financial Information..........................................62
  6.6.       No Material Adverse Change.....................................62
  6.7.       Litigation, Labor Controversies, etc...........................62
  6.8.       Subsidiaries...................................................63
  6.9.       Ownership of Properties........................................63
  6.10.      Taxes..........................................................63
  6.11.      Pension and Welfare Plans......................................63
  6.12.      Environmental Warranties.......................................63
  6.13.      Regulations U and X............................................65
  6.14.      Accuracy of Information........................................65
  6.15.      Protection under Security Instruments..........................65
  6.16.      No Condemnation Proceedings....................................66
  6.17.      Insurance......................................................66
  6.18.      Seniority of Obligations, etc..................................66
  6.19.      Year 2000......................................................66

                             ARTICLE VII COVENANTS
  7.1.       Affirmative Covenants..........................................67
  7.1.1.     Financial Information, Reports, Notices, etc...................67
  7.1.2.     Compliance with Laws, etc......................................69
  7.1.3.     Maintenance of Properties......................................69
  7.1.4.     Insurance......................................................69
  7.1.5.     Books and Records..............................................71
  7.1.6.     Environmental Covenant.........................................71
  7.1.7.     Future Investments in Significant Subsidiaries.................72
  7.1.8.     Use of Proceeds................................................73
  7.1.9.     Management Contracts; Omnibus Agreement, Relinquishment
             Agreement......................................................73
  7.1.10.    Priority of Lenders'Liens......................................73
  7.1.11.    Access to Property.............................................74
  7.1.12.    Contract Assignments...........................................74
  7.1.13.    NJCCC Approval.................................................74
  7.1.14.    Other Amounts..................................................74
  7.1.15.    Appraisals.....................................................75
  7.2.       Negative Covenants.............................................75
  7.2.1.     Business Activities............................................75
  7.2.2.     Indebtedness...................................................75
  7.2.3.     Liens..........................................................77
  7.2.4.     Financial Condition............................................78
  7.2.5.     Investments....................................................80

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  7.2.6.     Restricted Payments, etc.......................................81
  7.2.7.     Capital Expenditures, etc......................................81
  7.2.8.     Transactions with Affiliates...................................82
  7.2.9.     Restrictive Agreements, etc....................................82
  7.2.10.    Consolidation, Merger, etc.....................................83
  7.2.11.    Asset Dispositions, etc........................................83
  7.2.12.    Modification of Certain Agreements.............................84
  7.2.13.    Modification of Subordinated Debt Documents....................85
  7.2.14.    Rate Protection Agreements.....................................85
  7.2.15.    Assets/Revenues in Other than Significant Subsidiaries.........85

                        ARTICLE VIII EVENTS OF DEFAULT
  8.1.       Listing of Events of Default...................................85
  8.1.1.     Non-Payment of Obligations.....................................85
  8.1.2.     Breach of Warranty.............................................86
  8.1.3.     Non-Performance of Certain Covenants and Obligations...........86
  8.1.4.     Non-Performance of Other Covenants and Obligations.............86
  8.1.5.     Default on Other Indebtedness..................................86
  8.1.6.     Judgments......................................................86
  8.1.7.     Pension Plans..................................................87
  8.1.8.     Change in Control..............................................87
  8.1.9.     Bankruptcy, Insolvency, etc....................................87
  8.1.10.    Impairment of Security, etc....................................88
  8.1.11.    Amendments to, or Termination of, Certain Agreements...........88
  8.1.12.    Loss of Bahamian Approvals.....................................88
  8.1.13.    Loss or Revocation of Casino License...........................88
  8.1.14.    Loss of Property; Change in Management.........................88
  8.1.15.    Failure of Subordination.......................................88
  8.1.16.    Redemption.....................................................89
  8.2.       Action if Bankruptcy...........................................89
  8.3.       Action if Other Event of Default...............................89

           ARTICLE IX THE CO-SYNDICATION AGENTS,ADMINISTRATIVE AGENT,COLLATERAL AGENTAND MANAGING AGENTS
  9.1.       Actions........................................................90
  9.2.       Funding Reliance, etc..........................................90
  9.3.       Exculpation....................................................91
  9.4.       Successor......................................................91
  9.5.       Loans by Agents................................................93
  9.6.       Credit Decisions...............................................93
  9.7.       Copies, etc....................................................93
  9.8.       Administrative Agent Independent Rights........................93

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  9.9.       The Syndication Agents.........................................94

                      ARTICLE X MISCELLANEOUS PROVISIONS
  10.1.      Waivers, Amendments, etc.......................................94
  10.2.      Notices........................................................95
  10.3.      Payment of Costs and Expenses..................................95
  10.4.      Indemnification................................................96
  10.5.      Survival.......................................................97
  10.6.      Severability...................................................97
  10.7.      Headings.......................................................97
  10.8.      Execution in Counterparts, Effectiveness, etc..................97
  10.9.      Governing Law; Entire Agreement................................97
  10.10.     Successors and Assigns.........................................98
  10.11.     Sale and Transfer of Loans and Note; Participations in Loans
             and Note.......................................................98
  10.11.1.   Assignments....................................................98
  10.11.2.   Participations.................................................100
  10.12.     Other Transactions.............................................100
  10.13.     Forum Selection and Consent to Jurisdiction....................101
  10.14.     Waiver of Jury Trial...........................................102
  10.15.     Judgment Currency..............................................102
  10.16.     Confidentiality................................................102
  10.17.     Schedules......................................................103
  10.18.     Replacement of Lenders.........................................103
  10.19.     Release of Non-Significant Subsidiaries........................104

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SCHEDULE I      -  Percentages; Information

EXHIBIT A       -  Form of Note
EXHIBIT B-1     -  Form of Borrowing Request
EXHIBIT B-2     -  Form of Issuance Request
EXHIBIT C       -  Form of Continuation/Conversion Notice
EXHIBIT D       -  Form of Lender Assignment Agreement
EXHIBIT E       -  Form of Borrower Effective Date Certificate
EXHIBIT F       -  Form of Compliance Certificate

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              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of November 1, 1999, is among SUN INTERNATIONAL HOTELS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIHL"), SUN INTERNATIONAL BAHAMAS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIBL"), RESORTS INTERNATIONAL HOTEL, INC., a corporation organized under the laws of the State of New Jersey ("RIH"), and SUN INTERNATIONAL NEVADA, INC., a corporation organized under the laws of the State of Delaware ("SINI"; SINI, RIH, SIHL and SIBL are each individually referred to as a "BORROWER" and collectively referred to as the "BORROWERS"), the Existing Lenders, the New Lenders and any other financial institutions following the Effective Date as are or may become parties hereto (the Existing Lenders, the New Lenders and such other financial institutions collectively referred to as the "LENDERS"), THE BANK OF NOVA SCOTIA ("SCOTIABANK") and SOCIETE GENERALE ("SG"), as the co-syndication agents and the managing agents (collectively, in such capacities, the "CO-SYNDICATION AGENTS" and the "MANAGING AGENTS", respectively) for the Lenders, and Scotiabank, as the administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), the documentation agent (in such capacity, the "DOCUMENTATION AGENT") and the collateral agent (in such capacity, the "COLLATERAL AGENT").


                              W I T N E S S E T H:


      WHEREAS, the Borrowers are engaged directly and through their various Subsidiaries in the business of, among other things, owning and operating hotel and casino properties and other activities in the resort and gaming industry;

      WHEREAS, pursuant to the facility agreement, dated as of May 3, 1994 (as amended (including the amendments described below), supplemented, amended and restated or otherwise modified prior to November 1, 1996, the "INITIAL CREDIT AGREEMENT"), among SIBL, SIHL (as pledgor), certain Subsidiaries of SIBL parties thereto (as guarantors), certain financial institutions from time to time parties thereto as managers and banks (the "INITIAL LENDERS") and Scotiabank as lead manager and as agent, the Initial Lenders made extensions of credit to SIBL on the terms set forth therein;

      WHEREAS, by an amendment to the Initial Credit Agreement, dated December 27, 1994, made between the same parties as were parties to the Initial Credit Agreement, the Initial Lenders agreed to increase the facility granted to SIBL from $75,000,000 to $80,000,000 (the "LOAN FACILITY"), and certain terms and provisions of the Initial Credit Agreement were amended as therein contained;

      WHEREAS, by a further amendment to the Initial Credit Agreement, dated March 8, 1996, made between the same parties as were parties to the Initial Credit Agreement, certain terms and provisions of the Initial Credit Agreement were further amended whereby, among other things, the Loan Facility would be made available to SIBL as a revolving loan facility upon the terms and conditions therein contained;

      WHEREAS, the Initial Credit Agreement was amended and restated in its entirety by an Amended and Restated Revolving Credit Agreement, dated as of November 1, 1996 (as amended, supplemented, amended and restated or otherwise modified prior to August 12, 1997, the "AMENDED CREDIT AGREEMENT"), among SIBL, SIHL, certain Subsidiaries of SIBL parties thereto (as guarantors), the financial institutions (including the Initial Lenders) parties thereto (the "AMENDED CREDIT AGREEMENT LENDERS"), Scotiabank and The Royal Bank of Scotland plc, as managing agents, and Scotiabank as administrative agent and collateral agent;

      WHEREAS, the Amended Credit Agreement was amended and restated in its entirety by a Second Amended and Restated Revolving Credit Agreement, dated as of August 12, 1997 (as amended (including the amendments described below), supplemented, amended and restated or otherwise modified prior to the Effective Date, the "EXISTING CREDIT AGREEMENT"), among SIBL, SIHL, RIH, the financial institutions (including the Amended Credit Agreement Lenders) parties thereto (the "EXISTING LENDERS"), Scotiabank and SG, as co-syndication agents and managing agents, and Scotiabank as administrative agent, documentation agent and collateral agent;

      WHEREAS, by an amendment to the Existing Credit Agreement, dated March 16, 1998, made between the same parties as were parties to the Existing Credit Agreement, certain terms and provisions of the Existing Credit Agreement were amended;

      WHEREAS, by a further amendment to the Existing Credit Agreement, dated August 27, 1999, made between the same parties as were parties to the Existing Credit Agreement, certain terms and provisions of the Existing Credit Agreement were amended;

      WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers pursuant to the terms of this Agreement, and the Lenders (including the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that the commitments which the Existing Lenders have agreed to extend to the applicable Borrowers under the Existing Credit Agreement shall be extended or advanced to the Borrowers upon the amended and restated terms and conditions contained in this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement, the Amended Credit Agreement and the Initial Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement, the Amended Credit Agreement or the Initial Credit Agreement on or prior to

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the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement, the Amended Credit Agreement or the Initial Credit Agreement); PROVIDED that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

      WHEREAS, in connection with amending and restating the Existing Credit Agreement, the Borrowers desire to obtain, on the terms and conditions set forth below, Commitments from the Lenders pursuant to which

            (a) Loans in a maximum aggregate principal amount, together with all Letter of Credit Outstandings at any one time outstanding, not to exceed the then existing Commitment Amount will be made to the Borrowers from time to time prior to the Commitment Termination Date; and

            (b) an Issuer will, at the request of a Borrower, issue Letters of Credit for the account of a Borrower or a Guarantor (and the Lenders will participate in such Letters of Credit) from time to time prior to the Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed the then existing Letter of Credit Commitment Amount (PROVIDED that the aggregate outstanding principal amount of Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Commitment Amount);

      WHEREAS, subject to the terms of this Agreement and the other Loan Documents, the Existing Lenders have agreed to continue and, in some cases, increase, their Commitments under this Agreement and, in addition to the Existing Lenders, other financial institutions (collectively referred to as the "NEW LENDERS") will, on the Effective Date, become parties to this Agreement and have agreed to have all of the rights, and be subject to the obligations (including their respective Commitments as in effect from time to time), of a Lender;

      WHEREAS, the Existing Lenders, the New Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE V), to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms of this Agreement, and on and subsequent to the Effective Date, the Lenders and the Issuers are willing to extend such Commitments and make such Loans to the Borrowers and issue (or participate in) such Letters of Credit for the account of the Borrowers and the Guarantors;

      WHEREAS, pursuant to the terms of this Agreement, the proceeds of

            (a) Loans will be applied (i) for the general corporate and working capital purposes of the Borrowers and the Guarantors, (ii) to finance a portion of the construction costs of the Atlantis Phase III, (iii) to finance the Desert Inn Acquisition, and (iv) to make Permitted Investments by the Borrowers or the Guarantors, as more fully described below; and

            (b) Letters of Credit will be issued for the account of the Borrowers and the Guarantors for the general corporate purposes of such Persons; and

      WHEREAS, as an inducement to the Existing Lenders, the New Lenders and the Issuers amending and restating the Existing Credit Agreement and entering into this Agreement, and the Lenders and the Issuers extending their Commitments to make Credit Extensions, the Borrowers and the other Guarantors are required to execute and deliver this Agreement and certain other Loan Documents, guaranty the Obligations of the Borrowers and perform their respective obligations hereunder and under the Loan Documents;

      NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION I.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 9.4.

      "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AFFIRMATION AND CONSENT" means the Affirmation and Consent executed and delivered pursuant to SECTION 5.1.6.

      "AGENTS" means, collectively, the Administrative Agent, the Managing Agents, the Documentation Agent, the Collateral Agent and the Co-Syndication Agents.

      "AGREEMENT" means, on any date, this Third Amended and Restated Revolving Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its base rate for Dollar loans; and

            (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to SIHL and the Lenders of changes in the Alternate Base Rate.

      "AMENDED CREDIT AGREEMENT" is defined in the FIFTH RECITAL.

      "AMENDED CREDIT AGREEMENT LENDERS" is defined in the FIFTH RECITAL.

      "APPLICABLE BASE RATE MARGIN" means, with respect to any Base Rate Loan on any date, the per annum percentage set forth below opposite the Senior Funded Debt to Consolidated EBITDA Ratio indicated in the Compliance Certificate most recently delivered pursuant to this Agreement:


          Senior Funded Debt to                      Applicable Base
        Consolidated EBITDA Ratio                      Rate Margin
        -------------------------                    ----------------

      Greater than 3.0:1                                 1.625%

      Greater than 2.5:1 but less than
      or equal to 3.0:1                                  1.375%

      Greater than 2.25:1 but less than
      or equal to 2.50:1                                 1.000%

      Less than or equal to 2.25:1                       0.750%

      The Senior Funded Debt to Consolidated EBITDA Ratio used to compute the Applicable Base Rate Margin shall, subject to the next sentence, be the Senior Funded Debt to Consolidated EBITDA Ratio set forth in the Compliance Certificate most recently delivered by SIHL to the Administrative Agent; changes in the Applicable Base Rate Margin resulting from a change in the Senior Funded Debt to Consolidated EBITDA Ratio shall become effective upon delivery by SIHL to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If SIHL shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of SECTION 7.1.1, the Applicable Base Rate Margin from and including the 61st day after the end of such Fiscal Quarter to but not including the date SIHL delivers to the Administrative Agent a Compliance Certificate shall conclusively equal 1.625% per annum.

      "APPLICABLE COMMITMENT FEE" means the per annum percentage set forth below opposite the Senior Funded Debt to Consolidated EBITDA Ratio indicated in the Compliance Certificate most recently delivered pursuant to this Agreement:


          Senior Funded Debt to                          Applicable
        Consolidated EBITDA Ratio                      Commitment Fee
        -------------------------                      ---------------

      Greater than 2.5:1                                  .500%

      Greater than 2.25:1 but less than
      or equal to 2.50:1                                  .4375%

      Less than or equal to 2.25:1                        .375%

      The Senior Funded Debt to Consolidated EBITDA Ratio used to compute the Applicable Commitment Fee shall, subject to the next sentence, be the Senior Funded Debt to Consolidated EBITDA Ratio set forth in the Compliance Certificate most recently delivered by SIHL to the Administrative Agent; changes in the Applicable Commitment Fee resulting from a change in the Senior Funded Debt to Consolidated EBITDA Ratio shall become effective upon delivery by SIHL to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of
SECTION 7.1.1. If SIHL shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of
SECTION 7.1.1, the Applicable Commitment Fee from and including the 61st day after the end of such Fiscal Quarter to but not including the date SIHL delivers to the Administrative Agent a Compliance Certificate shall conclusively equal
 .500% per annum.

      "APPLICABLE LIBO RATE MARGIN" means, with respect to any LIBO Rate Loan on any date, the per annum percentage set forth below opposite the Senior Funded Debt to Consolidated EBITDA Ratio indicated in the Compliance Certificate most recently delivered pursuant to this Agreement; PROVIDED, HOWEVER, that the Applicable LIBO Rate Margin set forth below shall be increased by 0.375% for the entire amount of a Fiscal Quarter which immediately succeeds any Fiscal Quarter in which the Total Debt to Consolidated EBITDA Ratio indicated in such Compliance Certificate exceeded 4.5:1.


          Senior Funded Debt to                    Applicable LIBO
        Consolidated Ebitda Ratio                     Rate Margin
        -------------------------                  ----------------

      Greater than 3.0:1                                2.25%

      Greater than 2.5:1 but less than
      or equal to 3.0:1                                 2.00%

      Greater than 2.25:1 but less than
      or equal to 2.5:1                                 1.75%

      Less than or equal to 2.25:1                      1.50%

      The Senior Funded Debt to Consolidated EBITDA Ratio used to compute the Applicable LIBO Rate Margin shall, subject to the next sentence, be the Senior Funded Debt to Consolidated EBITDA Ratio set forth in the Compliance Certificate most recently delivered by SIHL to the Administrative Agent; changes in the Applicable LIBO Rate Margin resulting from a change in the Senior Funded Debt to Consolidated EBITDA Ratio shall become effective upon delivery by SIHL to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of
SECTION 7.1.1. If SIHL shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of
SECTION 7.1.1, the Applicable LIBO Rate Margin from and including the 61st day after the end of such Fiscal Quarter to but not including the date SIHL delivers to the Administrative Agent a Compliance Certificate shall conclusively equal 2.25% (or 2.625%, if the incremental margin of 0.375% was then being applied in respect of the immediately preceding Fiscal Quarter) per annum.

      "APPRAISAL" means an appraisal which (i) shall be prepared by an MAI certified appraiser, (ii) shall comply with the appraisal standards set forth in FIRREA, (iii) shall be prepared in accordance with the UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE as promulgated by The Appraisal Foundation and the STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE and CODE OF ETHICS of the Appraisal Institute, and (iv) shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent in all material respects.

      "ARCHITECT'S AGREEMENTS" means the material agreements pursuant to which the architect of record has agreed with SIHL or any of its Subsidiaries to provide services in connection with any Significant Project.

      "ASSET SALE OFFER AMOUNT" has the meaning set forth in the Existing Indenture as in effect on August 12, 1997.

      "ASSIGNEE LENDER" is defined in SECTION 10.11.1.

      "ATLANTIS" means the approximately 2,300-room resort and casino located on Paradise Island, The Bahamas.

      "ATLANTIS PHASE III" means the approximately 700-room hotel to be built by one of the Borrowers or one of the Guarantors on Paradise Island, The Bahamas.

      "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to SECTION 5.1.1.

      "BAHAMAS PROPERTY" means all the real property, improvements, fixtures and personal property now or hereafter owned by SIHL or any of its Subsidiaries (including approximately 180 acres of undeveloped real property, three hotels, a casino and an 18 hole golf course) located on Paradise Island, The Bahamas.

      "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "BORROWER" and "BORROWERS" are defined in the PREAMBLE.

      "BORROWER EFFECTIVE DATE CERTIFICATE" means the certificate executed and delivered by the Borrowers pursuant to SECTION 5.1.8, substantially in the form of EXHIBIT E hereto.

      "BORROWER SECURITY AGREEMENT" means the Security Agreement, dated as of August 12, 1997, executed and delivered by the Borrowers pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "BORROWING" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.1.

      "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of EXHIBIT B-1 hereto.

      "BUSINESS DAY" means

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or London, England; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

      "CALEDONIA" means Caledonia Investments Plc., an English corporation.

      "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate amount of all expenditures (including under leasing and similar arrangements) of any Person for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

      "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "CASH EQUIVALENT INVESTMENT" means, at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                  (i) a corporation (other than an Affiliate of any Obligor)
            organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

                  (ii)  any Lender (or its holding company);

            (c) demand or time deposits maintained with, or any certificate of deposit or bankers acceptance maturing not more than one year after such time which is issued by, either

                  (i) a commercial banking institution that is a member of the
            Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                  (ii)  any Lender; or

            (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE
      (c)(i)) which

                  (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c); and

                  (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

      "CASINO LICENSES" means, collectively, all licenses that are required to be granted by any applicable federal, state, local, tribal or other regulatory body, gaming board or other agency that has jurisdiction over (i) the Mohegan Sun Casino (PROVIDED, that this definition, as it relates to the Mohegan Sun Casino, shall not apply to the terms of this Agreement following December 31,
1999), (ii) any casino now or hereafter located on Paradise Island, The Bahamas,
(iii) the Resorts Casino Hotel, (iv) from and subsequent to the date that the Desert Inn Acquisition is consummated, the Desert Inn, and (v) any other casinos otherwise owned or operated by SIHL or any of its Significant Subsidiaries that are singly or in the aggregate of equal or greater importance to the ongoing operations of SIHL and its Significant Subsidiaries as those casinos specified in CLAUSES (I), (II), (III) and (if and when applicable), (IV) above.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "CHANGE IN CONTROL" means

            (a) the failure of WLG, Caledonia or KIL to control and have the power to vote individually or in aggregate, directly or indirectly, at least 30% of all of the outstanding shares of all classes of voting stock of SIHL (on a fully diluted basis); or

            (b) any "person" or "group" (as such terms are used in Rule 13d-5 under the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons (other than WLG, Caledonia, KIL or other Persons approved by SIIL) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange Act) of more than 19% of the outstanding shares of all classes of voting stock of SIHL (on a fully diluted basis); or

            (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of SIHL (together with any new directors whose election to such Board or whose nomination for election by the stockholders of SIHL was approved by WLG, Caledonia or KIL or a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of SIHL then in office; or

            (d) the failure of SIHL to directly own, free and clear of all Liens (other than Liens in favor of the Secured Parties) 100% of the issued and outstanding shares of capital stock of SIBL, on a fully-diluted basis; or

            (e) the failure of SIHL to own, directly or indirectly through wholly-owned Subsidiaries, free and clear of all Liens (other than Liens in favor of Secured Parties), 100% of the issued and outstanding shares of capital stock of RIH and at least 80% of SINI (or such greater percentage of SINI, to the extent any shares of capital stock of SINI have not been issued to Starwood or its Affiliates pursuant to the terms of the Starwood Agreements which have previously been agreed to by the Managing Agents), in each case on a fully diluted basis.

      "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "COLLATERAL AGENT" means The Bank of Nova Scotia, in its capacity as collateral agent for the Secured Parties, and each other Person as shall have subsequently been appointed as a successor collateral agent for the Secured Parties.

      "COLLATERAL DOCUMENTS" means each Pledge Agreement, each Security Agreement, each Mortgage, each Debenture and each other agreement delivered by an Obligor which grants to the Collateral Agent or any Secured Party a security interest in or Lien on any property (real or personal) of such Obligor.

      "COMMITMENT" means, as the context may require, a Lender's Loan Commitment or an Issuer's (or a Lender's) Letter of Credit Commitment.

      "COMMITMENT AMOUNT" means, on any date, $625,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

      "COMMITMENT TERMINATION DATE" means the earliest to occur of

            (a)  August 12, 2002;

            (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (b) or (c), the Commitments shall terminate automatically and without further action.

      "COMMITMENT TERMINATION EVENT" means the earliest to occur of

            (a)  the occurrence of any Event of Default described in CLAUSES
      (a) through (d) of SECTION 8.1.9; or

            (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable pursuant to SECTION 8.3, or

                  (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to SIHL that the Commitments have been terminated.

      "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of SIHL, substantially in the form of EXHIBIT F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring SIHL's compliance with the financial covenants contained herein.

      "CONNECTICUT MANAGEMENT AGREEMENT" means the Amended and Restated Gaming Facility Agreement, dated as of August 30, 1995, between TCA and Mohegan Tribe of Indians in Connecticut, as superseded by the Relinquishment Agreement.

      "CONSOLIDATED EBITDA" means, at the end of any Fiscal Quarter, the aggregate amount of the sum of the items set forth in CLAUSES (a) through (e) (inclusive) below for SIHL and its Subsidiaries for (except as set forth in the proviso below), such Fiscal Quarter plus the three immediately preceding Fiscal
Quarters:

            (a)  Net Income,

PLUS

            (b) the amount deducted, in determining Net Income, representing amortization,

PLUS

            (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of SIHL and its Subsidiaries,

PLUS

            (d) the amount deducted, in determining Net Income, of Interest Expense,

PLUS

            (e) the amount deducted, in determining Net Income, representing depreciation of assets,

PLUS

            (f) the amount deducted, in determining Net Income, categorized as pre-opening expenses in accordance with GAAP;

PROVIDED, HOWEVER, that (i) PRO FORMA effect shall be given to the Net Income of the Desert Inn for the Fiscal Quarter in which the Desert Inn Acquisition is consummated and each of the three immediately preceding Fiscal Quarters as if the Desert Inn Acquisition had been consummated at the beginning of the period for which Consolidated EBITDA is being calculated and (ii) the Net Income generated by the SIBL Group that will be included in CLAUSE (a) for

            (A) the first Fiscal Quarter of the 1999 Fiscal Year shall equal the sum of (x) 50% of Net Income of the SIBL Group for such Fiscal Quarter PLUS (y) an amount equal to the remaining 50% of such Net Income of the SIBL Group divided by the Historical Percentage that corresponds to such first Fiscal Quarter, the result of which is then multiplied by 75%;

            (B) the first and second Fiscal Quarters of the 1999 Fiscal Year shall equal the sum of (x) 50% of Net Income of the SIBL Group for such Fiscal Quarters PLUS (y) an amount equal to the remaining 50% of such Net Income of the SIBL Group for such Fiscal Quarters, divided by the sum of the Historical Percentages that correspond to such two Fiscal Quarters, the result of which is then multiplied by 80%; and

            (C) the first, second and third Fiscal Quarters of the 1999 Fiscal Year shall equal the sum of (x) 50% of Net Income of the SIBL Group for such Fiscal Quarters PLUS (y) an amount equal to the remaining 50% of such Net Income of the SIBL Group for such Fiscal Quarters, divided by the sum of the Historical Percentages that correspond to such three Fiscal Quarters, the result of which is then multiplied by 85%.

      "CONSOLIDATED INTEREST COVERAGE RATIO" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (a)  Consolidated EBITDA (for all such Fiscal Quarters)

and

            (b) the sum (for all such Fiscal Quarters) of Interest Expense (which, for purposes of this clause only, shall include capitalized interest).

      "CONSOLIDATED NET WORTH" means, on any date of determination, the Net Worth of SIHL and its Subsidiaries on such date.

      "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (i) by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, (ii) to otherwise assure a creditor against loss for Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or
(iii) for the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of EXHIBIT C hereto.

      "CONTRACTS" means all material contracts of SIHL or its Subsidiaries with general construction contractors for or in connection with the construction of any Significant Project or, if any such general construction contractor is a Borrower or an Affiliate of a Borrower, such material contracts delivered in connection with a Significant Project as the Administrative Agent may request.

      "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "CORE ASSETS" means (i) the Ocean Club on Paradise Island, The Bahamas, the Atlantis and the Atlantis Phase III, and the real property upon which the Ocean Club, the Atlantis and the Atlantis Phase III are (or will be) located,
(ii) the real property upon which the Holiday Inn Pirate's Cove Hotel was located (and any current or future improvements thereon), (iii) the Resorts Casino Hotel and the real property upon which it is located, (iv) following the Desert Inn Acquisition, the Desert Inn Property (other than the golf course located thereon), and (v) to the extent that any improvements have been made by SIHL or any of its Subsidiaries on such real property, the real property comprising the former site of the Chalfonte Hotel in New Jersey.

      "CO-SYNDICATION AGENTS" is defined in the PREAMBLE.

      "CREDIT EXTENSION" means, as the context may require,

            (a)  the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer and participation in such Letter of Credit by the Lenders pursuant to the terms of this Agreement.

      "CREDIT EXTENSION REQUEST" means, as the context may require, any Borrowing Request or Issuance Request.

      "DEBENTURES" means, collectively, the Original Debentures, the Supplemental Debentures, the Existing Credit Agreement Debentures and the New Debentures.

      "DEBT" means, without duplication, (i) the aggregate outstanding principal and stated amount of all Indebtedness of SIHL and its Subsidiaries of the nature referred to in CLAUSES (a), (b), (c), (e) and (f) of the definition of "Indebtedness" and (ii) any Contingent Liabilities of SIHL and its Subsidiaries in respect of any types of the Indebtedness described in CLAUSE (i) above.

      "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "DEFAULTING LENDER" means

            (a) any Lender that fails in its obligation to fund any Loan pursuant to SECTION 2.1 or participate in any Letter of Credit Outstandings pursuant to the terms of this Agreement and such failure continues for three consecutive Business Days; PROVIDED that the refusal of a Lender to make a Loan because it in good faith asserts that a Borrower has failed to satisfy a condition precedent to borrowing contained in ARTICLE V shall not result in such Lender becoming a "Defaulting Lender";

            (b) any Lender as to which any event of the type described in
      SECTION 8.1.9 occurs (with all references in such Section to "SIHL" or "such Person" instead being to such Lender);

            (c) any Lender as to which any governmental authority (including the Office of Thrift Supervision, the Federal Deposit Insurance Company, the Office of the Comptroller of Currency or the Federal Reserve Board) directly or indirectly seizes, takes possession of or undertakes, authorizes, or orders similar action with respect to, or authorizes, or orders the liquidation, dissolution, winding up, sale, transfer or other disposition of, or takes steps or institutes proceedings or otherwise proceeds to liquidate, dissolve, wind up, sell, transfer or otherwise dispose of, such Lender or all or any part of such Lender's property or appoints or authorizes or orders the appointment of a receiver, liquidator, sequestrator, trustee, custodian, conservator or other officer or entity having similar powers over such Lender or over all or any part of such Lender's property.

      "DEFINITIVE DOCUMENTS" is defined in the Starwood Agreements.

      "DESERT INN" means the Desert Inn Resort and Casino located in Las Vegas, Nevada.

      "DESERT INN ACQUISITION" means the acquisition by SINI of the assets of the Desert Inn and other property described in, and made in accordance with, the terms of the Desert Inn Purchase Agreement.

      "DESERT INN PROPERTY" means the Desert Inn and the other property purchased pursuant to the Desert Inn Purchase Agreement, in each case other than the Excluded Desert Inn Property.

      "DESERT INN PURCHASE AGREEMENT" means, that certain Asset and Land Purchase Agreement, dated as of May 17, 1999, among Sheraton Desert Inn Corporation, a Nevada corporation, Starwood, Sheraton Gaming Corporation, a Nevada corporation, SIHL and SINI, as amended or otherwise modified in accordance with SECTION 7.2.12.

      "DISBURSEMENT" is defined in SECTION 2.6.2.

      "DISBURSEMENT DATE" is defined in SECTION 2.6.2.

      "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
Schedule I to the Existing Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time by SIHL with the written consent of the Required Lenders.

      "DISPOSITION" (or similar words such as "Dispose", and any derivation thereof) is defined in SECTION 7.2.11.

      "DOLLAR" and the sign "$" mean lawful money of the United States.

      "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such on Schedule I hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

      "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 10.8.

      "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "EVENT OF DEFAULT" is defined in SECTION 8.1.

      "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

      "EXCLUDED DESERT INN PROPERTY" means the approximately six acres of real property and any improvements thereon located on the north perimeter of the golf course which is being purchased pursuant to the Desert Inn Purchase Agreement.

      "EXISTING CREDIT AGREEMENT" is defined in the SIXTH RECITAL.

      "EXISTING CREDIT AGREEMENT DEBENTURES" means the debentures, dated as of August 12, 1997, executed by each owner of the Bahamas Property constituting real property pursuant to the Existing Credit Agreement, as amended, supplemented, consolidated, spread, severed, partially released, partially reconveyed, restated and otherwise modified from time to time.

      "EXISTING INDENTURE" means the Indenture, dated as of March 10, 1997, among SIHL and SINA (as issuers), certain Subsidiaries of SIHL from time to time parties thereto (as guarantors) and The Bank of New York, as trustee.

      "EXISTING LENDERS" is defined in the SIXTH RECITAL.

      "EXISTING SUBORDINATED NOTES" means the 9% Senior Subordinated Notes due 2007 executed and delivered by SIHL and SINA evidencing the Subordinated Debt issued pursuant to the Existing Indenture.

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

      "FEE LETTERS" means, collectively, the confidential letter agreements by and among the Borrowers (or any one of them) and any Lender entering into a fee arrangement with such Person.

      "FISCAL QUARTER" means any quarter, ending on March 31, June 30, September 30 or December 31 of a Fiscal Year.

      "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1999 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "FOREIGN PLEDGE AGREEMENT" means any supplemental pledge agreement governed by the laws of a jurisdiction other than a State of the United States executed and delivered by SIHL or any of its Subsidiaries pursuant to the terms of this Agreement or the Existing Credit Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary or Person in which an equity or similar interest is to be pledged to the Administrative Agent pursuant to the terms of SECTION 7.1.7, to further protect or perfect the Lien on and security interest in any collateral being pledged pursuant to a Pledge Agreement.

      "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" is defined in SECTION 1.4.

      "GOVERNMENTAL AUTHORITY" means The Commonwealth of The Bahamas, the United States of America, any state, local or municipal entity located within the foregoing, and (in each case), any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Bahamas Property, the real property in the State of New Jersey that is subject to a Mortgage, any Borrower, any Obligor or any Lender Party.

      "GUARANTOR" means collectively, each Borrower and each Significant Subsidiary; PROVIDED, HOWEVER, that, without limiting the generality of the foregoing, each Subsidiary of SIHL that is required to be a guarantor of Subordinated Debt shall be or become a Guarantor hereunder.

      "GUARANTY" means the Subsidiary Guaranty, dated as of November 1, 1996 (as supplemented by each Guaranty Supplement from time to time hereafter or concurrently executed and delivered), executed and delivered by an Authorized Officer of each Guarantor, as amended, supplemented, restated or otherwise modified from time to time.

      "GUARANTY SUPPLEMENT" means each Guaranty Supplement executed and delivered by an Authorized Officer of a Guarantor pursuant to this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "HAZARDOUS MATERIAL" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "HISTORICAL PERCENTAGE" means, for any particular Fiscal Quarter following Substantial Completion, the amount set forth opposite such Fiscal Quarter:

            first Fiscal Quarter
              of a Fiscal Year:                       0.35

            second Fiscal Quarter
              of a Fiscal Year:                       0.26

            third Fiscal Quarter
              of a Fiscal Year:                       0.19

            fourth Fiscal Quarter
              of a Fiscal Year:                       0.20.

      "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

            (a)  which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under SECTION 7.2.4.

      "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "INDEBTEDNESS" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (including the Letters of Credit), whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined (other than current liabilities of a nature other than the current portion of Indebtedness of the type described in CLAUSE (A), (B) or (C) of this definition);

            (e) net liabilities of such Person under all Hedging Obligations;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

      "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

      "INITIAL CREDIT AGREEMENT" is defined in the SECOND RECITAL.

      "INITIAL LENDERS" is defined in the SECOND RECITAL.

      "INSTRUMENTS" means any contract, agreement, indenture, mortgage, financing statement, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

      "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of August 12, 1997, as amended, supplemented, restated or otherwise modified from time to time.

      "INTEREST EXPENSE" means, for any period, the aggregate amount of interest expense of SIHL and its Subsidiaries for such period which, in accordance with GAAP, would be included on the consolidated financial statements of such SIHL, including the portion of any rent paid on Capitalized Lease Liabilities which is allocable to interest expense in accordance with GAAP. Any such interest expense which is subject to a Hedging Obligation will be calculated on the net effect of any payments made by the other party to such Hedging Obligation.

      "INTEREST PERIOD" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to SECTION 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as a Borrower may select in its relevant notice pursuant to SECTION 2.3 or 2.4; PROVIDED, HOWEVER, that

            (a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

            (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (c) no Interest Period may end later than the Stated Maturity Date.

      "INVESTMENT" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

            (b)  any Contingent Liability of such Person; and

            (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of EXHIBIT B-2 hereto.

      "ISSUER" means Scotiabank or SG, as applicable, in its capacity as the issuer of the Letters of Credit, as requested from time to time by a Borrower.

      "ISSUERS" means, collectively, Scotiabank and SG in their capacity as issuers of Letters of Credit.

      "KIL" means Kersaf Investments Limited, a South African corporation.

      "LEGAL REQUIREMENTS" with respect to any Person or property, means all laws, statutes, codes, acts, ordinances, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, and any material deed restrictions or other requirements of record, applicable to such Person or such property, or any portion thereof or interest therein or any use or condition of such property or any portion thereof or interest therein (including those relating to zoning, planning, subdivision, building, safety, health, use, environmental quality and other similar matters).

      "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT D hereto.

      "LENDER PARTIES" means, collectively, each Agent, each Issuer and each Lender (and including, for purposes of the Rate Protection Agreements, any Affiliate of any Lender that is a counterparty to such Rate Protection Agreement), and their respective successors, transferees and assigns.

      "LENDERS" is defined in the PREAMBLE.

      "LETTER OF CREDIT" is defined in SECTION 2.1.2.

      "LETTER OF CREDIT COMMITMENT" means as to either Issuer, such Issuer's obligation to issue Letters of Credit pursuant to SECTION 2.1.2 and, with respect to each Lender, the obligations of such Lender to participate in such Letters of Credit pursuant to SECTION 2.6.1.

      "LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of $30,000,000 (or, if less, the then existing Commitment Amount).

      "LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

PLUS

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office (or, if Scotiabank is not the Administrative Agent, first class banks in London) in the eurodollar interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan (or, if Scotiabank shall not then be making any LIBO Rate Loans, an amount approximately equal to the amount of the LIBO Rate Loan being made by the Lender then making the largest such LIBO Rate
Loan) and for a period approximately equal to such Interest Period.

      "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) determined pursuant to the following formula:


          LIBO Rate           =                 LIBO Rate
                                     ------------------------------------
     (Reserve Adjusted)              1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

      "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such on Schedule I hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to SIHL and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or charge against or interest in property to secure payment of a debt or performance of an obligation.

      "LOAN" is defined in SECTION 2.1.1.

      "LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Loans pursuant to SECTION 2.1.1.

      "LOAN DOCUMENT" means this Agreement, the Notes, the Letters of Credit, each Collateral Document, each Guaranty, each Borrowing Request, each Issuance Request, each Fee Letter, each Rate Protection Agreement, the SIHL Contract Assignment Agreement and each other agreement, document or instrument delivered in connection herewith or therewith.

      "LOAN FACILITY" is defined in the THIRD RECITAL.

      "MANAGEMENT CONTRACTS" means, collectively, each management or similar agreement (including the Omnibus Agreement) pursuant to which SIHL or any Subsidiary of SIHL is paid fees in connection with the Mohegan Sun Casino.

      "MANAGING AGENTS" is defined in the PREAMBLE.

      "MOHEGAN SUN CASINO" means the hotel and casino located in Montville, Connecticut, U.S.A.

      "MORTGAGE" means each mortgage, deed of trust or agreement executed and delivered by a Borrower or any other Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement or the Existing Credit Agreement, in each case as amended, supplemented, restated or otherwise modified.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET EQUITY PROCEEDS" means with respect to the sale or issuance by SIHL to any Person (other than any sale or issuance limited to only WLG, Caledonia or KIL or any of their Affiliates) of any stock or other equity interests, warrants or options or the exercise of any such warrants or options in respect thereof, the EXCESS of:

            (a) the gross proceeds received by SIHL from such sale, issuance or exercise

OVER

            (b) all underwriting, broker and out-of-pocket fees and expenses paid by SIHL to other than an Affiliate of SIHL in connection therewith.

      "NET INCOME" means, for any period, the aggregate of all amounts (exclusive of (i) extraordinary gains and extraordinary losses and (ii) gains or losses from the sale of assets not made in the ordinary course of business (it being agreed that the sale of residential lots and/or homes on Paradise Island shall be deemed to be in the ordinary course of business of SIHL and its Subsidiaries)) which, in accordance with GAAP, would be included as net income on the most recently available consolidated financial statements of SIHL for such period; PROVIDED that Net Income shall not include (i) any non-cash interest income until such amounts are received by SIHL or its Subsidiaries in cash, and (ii) the net income of any Person, other than a Subsidiary, in which SIHL or any of its Subsidiaries has an interest, except that the amount of any dividends or distributions actually paid in cash to SIHL or any of its Subsidiaries during such period shall be included in Net Income (even if the amount of such cash dividends or distributions received exceed SIHL's allocated portion of such Person's earnings under GAAP).

      "NET WORTH" at any time means the excess of total assets of SIHL and its Subsidiaries at such time over total liabilities of SIHL and its Subsidiaries at such time, in each case as determined on a consolidated basis in accordance with GAAP.

      "NEW DEBENTURES" means the debentures, dated as of the date hereof, executed by each owner of the Bahamas Property constituting real property pursuant to this Agreement, as amended, supplemented, consolidated, spread, severed, partially released, partially reconveyed, restated and otherwise modified from time to time.

      "NJCCC" means the New Jersey Casino Control Commission and any successor authority which regulates the operations of casinos in the State of New Jersey.

      "NJCCC APPROVAL" means the approval by NJCCC pursuant to N.J.A.C. 19:43-4.3 of RIH's ability to increase its debt obligations in accordance with the terms of this Agreement.

      "NEW LENDERS" is defined in the ELEVENTH RECITAL.

      "1999 AMOUNT" is defined in the DEFINITION of "Restricted Payment
Amount".

      "NOTE" means a promissory note of a Borrower payable to any Lender, in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "OBLIGATIONS" means all present or future obligations (monetary or otherwise, absolute or contingent) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit, and each other Loan Document, and Hedging Obligations under a Rate Protection Agreement owed to a Lender or an Affiliate thereof (or a Person that was a Lender or an Affiliate of a Lender at the time the applicable Rate Protection Agreement was entered into), unless the Lender, such Affiliate (or other Person) otherwise agrees.

      "OBLIGOR" means the Borrowers, the Guarantors or any other Significant Subsidiaries of SIHL obligated under any Loan Document.

      "OCEAN CLUB" means the Ocean Club located on Paradise Island, The Bahamas.

      "OMNIBUS AGREEMENT" means the Omnibus Financing Agreement, dated as of September 21, 1995, between TCA and SIHL as amended by an amendment, dated as of October 19, 1996.

      "OMNIBUS TERMINATION AGREEMENT" means the Omnibus Termination Agreement, dated March 18, 1999, among SIHL and the other parties thereto.

      "ORDINARY SHARES" means the ordinary shares of common stock of SIHL, par value $0.001 per share.

      "ORGANIC DOCUMENT" means, as applicable and relative to any Obligor, its certificate of incorporation, its by-laws, its certificate of partnership, its partnership agreement, and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

      "ORIGINAL DEBENTURES" means, collectively, (i) the Debenture, dated July 18, 1994, from SIBL to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (ii) the Debenture And Legal Mortgage, dated July 18, 1994, from Paradise Island Limited to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (iii) the Debenture And Legal Mortgage, dated July 18, 1994, from Island Hotel Company Limited to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (iv) the Debenture And Legal Mortgage, dated July 18, 1994, from Paradise Beach Inn Limited to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, and (v) the Debenture, dated July 18, 1994, from Paradise Enterprise Limited, a corporation organized under the laws of The Commonwealth of The Bahamas to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited.

      "PARTICIPANT" is defined in SECTION 10.11.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with any Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "PERCENTAGE" means, relative to any Lender, the percentage set forth on
Schedule I hereto (which Percentages give effect to the inclusion of a Lender on the Effective Date that was not an Existing Lender) or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to (a) Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 10.11 or (b) SECTION 4.10.

      "PERMITTED ENCUMBRANCES" means the exceptions to title (i) to the Bahamas Property that are listed in Schedule B of the title insurance policy issued as of August 12, 1997 on behalf of the Managing Agents by the Title Insurer of such property, (ii) in the case of real property in New Jersey on which a Mortgage was delivered to the Administrative Agent, to such real property listed on the title insurance policy issued by the Title Insurer of such property, and (iii) in the case of the Desert Inn Property, to such real property listed on the title insurance policy to be issued by the Title Insurer of such property, but only to the extent agreed to by the Managing Agents.

       "PERMITTED INVESTMENT" means Investments in or acquisitions of the capital stock of, or partnership and/or other ownership interests in, a Person engaged in the hotel, resort and/or gaming industry, and/or the acquisition of parcels of real property or assets that can be used in the hotel, resort and/or gaming industry.

      "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "PLAN" means any Pension Plan or Welfare Plan.

      "PLEDGE AGREEMENT" means, as the context may require, the SIHL Pledge Agreement, the SIBL Pledge Agreement and each Subsidiary Pledge Agreement.

      "QUARTERLY PAYMENT DATE" means the last day of each February, May, August, and November or, if any such day is not a Business Day, the next succeeding Business Day.

      "RATE PROTECTION AGREEMENT" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by SIHL or any of its Subsidiaries under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "REFINANCING WC FACILITY" is defined in CLAUSE (i) of SECTION 7.2.2.

      "REGISTER" is defined in SECTION 2.8.

      "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.3.

      "RELEASE" means a "release", as such term is defined in CERCLA.

      "RELINQUISHMENT AGREEMENT" means the Relinquishment Agreement, dated February 7, 1998, between the Mohegan Tribal Gaming Authority and TCA.

      "REQUIRED LENDERS" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Loans then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

      "RESORTS CASINO HOTEL" means the Resorts Casino Hotel located in Atlantic City, New Jersey, U.S.A.

      "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

      "RESTRICTED PAYMENT" means, with respect to SIHL and the Subsidiaries,

            (i) the declaration, payment or making of any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of SIHL or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of SIHL (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock); or

            (ii) the application by SIHL or any Subsidiary of any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or the purchase or making by any Subsidiary of any deposit in respect of, or the redemption by such Subsidiary of any shares of any class of capital stock (now or hereafter outstanding) of SIHL, or any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of SIHL.

      "RESTRICTED PAYMENT AMOUNT" means a maximum aggregate amount in each Fiscal Year not to exceed 30% of Net Income (including after giving effect to the payment of any taxes) for the immediately preceding Fiscal Year; provided, HOWEVER, that (a) during the period from (and including) September 1, 1999 to (and including) December 31, 1999, SIHL may make Restricted Payments in an amount not to exceed $35,000,000 (the "1999 AMOUNT"), and (b) during the 2000 Fiscal Year, the Restricted Payment Amount shall equal the greater of (i) the 1999 Amount (less the aggregate amount of Restricted Payments made during the 1999 Fiscal Year) and (ii) 30% of Net Income (including after giving effect to the payment of any taxes) for the 1999 Fiscal Year.

      "RIH" is defined in the PREAMBLE.

      "S&P" means Standard & Poor's Ratings Services.

      "SCOTIABANK" is defined in the PREAMBLE.

      "SECURED OBLIGATIONS" means (without duplication), collectively,

            (i)  the Obligations; and

            (ii) all amounts arising under or in connection with the Supplemental Financing owing to a Secured Party.

      "SECURED PARTIES" means, collectively, (i) the Lender Parties, (ii) the financial institution (or institutions) from time to time providing the Supplemental Financing and (iii) each Person that is a counterparty to one or more Rate Protection Agreements, if such Person is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "SECURITY AGREEMENT" means, as the context may require, the Borrower Security Agreement and the Subsidiary Security Agreement.

      "SENIOR FUNDED DEBT" means, with respect to SIHL and its Subsidiaries as of any time, Debt outstanding at such time less the amount of Subordinated Debt then outstanding.

      "SENIOR FUNDED DEBT TO CONSOLIDATED EBITDA RATIO" means, as of the last day of any Fiscal Quarter, the ratio of

            (a) Senior Funded Debt outstanding on the last day of such Fiscal Quarter

TO

            (b) Consolidated EBITDA.

      "SG" is defined in the PREAMBLE.

      "SIBL GROUP" means, collectively SIBL and each of its Subsidiaries existing on August 12, 1997, and Sun International Representation, Inc., a Florida corporation and each of its Subsidiaries existing on August 12, 1997.

      "SIBL PLEDGE AGREEMENT" means the Pledge Agreement, dated as of November 1, 1996, executed and delivered by SIBL, as supplemented and modified pursuant to the Acknowledgment and Supplement to SIBL Pledge Agreement, dated as of August 12, 1997, and as further amended, supplemented, restated or otherwise modified from time to time.

      "SIGNIFICANT PROJECT" means any construction or renovation project on real or personal property owned or leased by any Borrower or Guarantor the cost of completion of which is expected to equal or exceed, or actually equals or exceeds, $100,000,000.

      "SIGNIFICANT SUBSIDIARY" means, at any date of determination, Sun International Development Limited and any Subsidiary of SIHL that, together with its Subsidiaries, (i) for the most recent Fiscal Quarter of SIHL accounted for (or, in the case of any Subsidiary that is acquired following the Effective Date, would have accounted for) more than 5% of the consolidated revenues of SIHL and its Subsidiaries during such Fiscal Quarter or (ii) as of the end of the most recent Fiscal Quarter of SIHL was the owner of (or, in the case of any Subsidiary that is acquired following the Effective Date, would have been the owner of) more than 5% of the consolidated assets of SIHL and its Subsidiaries at the end of such Fiscal Quarter, all as set forth on the most recently available consolidated financial statements of SIHL for such Fiscal Quarter.

      "SIHL" is defined in the PREAMBLE.

      "SIHL CONTRACT ASSIGNMENT AGREEMENT" means the Amended and Restated Obligor Contract Assignment Agreement, dated as of August 12, 1997, delivered by SIHL, as amended, supplemented, restated or otherwise modified from time to time.

      "SIHL PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement dated as of November 1, 1996, executed and delivered by SIHL, as supplemented and modified pursuant to the Acknowledgment and Supplement to Amended and Restated SIHL Pledge Agreement, dated as of August 12, 1997, and as further amended, supplemented, restated or otherwise modified from time to time.

      "SIIL" means Sun International Investments Limited, a corporation organized under the laws of the British Virgin Islands.

      "SINA" means Sun International North America, Inc., a Delaware corporation.

      "SINI" is defined in the PREAMBLE.

      "STARWOOD" means Starwood Hotels and Resorts Worldwide, Inc., a Maryland corporation, and its successors.

      "STARWOOD AGREEMENTS" means, collectively, the letter agreement, dated May 17, 1999, between SIHL and Starwood and, if and when executed and delivered, the Definitive Documents referred to in such letter agreement.

      "STATED AMOUNT" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "STATED EXPIRY DATE" is defined in SECTION 2.6.

      "STATED MATURITY DATE" means August 12, 2002.

      "SUBORDINATED DEBT" means (i) the Existing Subordinated Notes and (ii) all other unsecured subordinated Indebtedness of SIHL or a wholly-owned Subsidiary for money borrowed which is incurred under the terms of any Subordinated Note Indenture and evidenced by Subordinated Notes and which matures on a date that is at least one year after the Stated Maturity Date.

      "SUBORDINATED DEBT ISSUER" means SINA, SIHL and (if and when applicable), each other Guarantor that may after the date hereof incur or issue any Subordinated Debt.

      "SUBORDINATED NOTEHOLDER" means, at any time, any holder of a Subordinated Note.

      "SUBORDINATED NOTE INDENTURE" means, collectively, (i) the Existing Indenture and (ii) each other Indenture, note purchase agreement or other agreement evidencing the terms or agreements relating to Subordinated Debt, if any, to be executed and delivered by SIHL or a wholly-owned Subsidiary in connection with the incurrence by SIHL or a wholly-owned Subsidiary of Subordinated Debt in form and substance (including as to schedules, covenants, defaults, remedies, subordination provisions and the absence of amortization) reasonably agreed to by the Required Lenders, as each such Subordinated Note Indenture may be amended, supplemented, amended and restated or otherwise modified in accordance with the terms of SECTION 7.2.13.

      "SUBORDINATED NOTES" means, collectively, (i) the Existing Subordinated Notes and (ii) any other Subordinated Notes, if any, in form and substance reasonably satisfactory to the Required Lenders, to be issued by SIHL or a wholly-owned Subsidiary pursuant to a Subordinated Note Indenture as such Subordinated Notes may be amended, supplemented or otherwise modified from time to time in accordance with SECTION 7.2.13.

      "SUBORDINATION AGREEMENT" means a Subordination Agreement executed and delivered to the Administrative Agent pursuant to CLAUSE (b) of SECTION 7.2.2 by a Borrower and any Subsidiary of SIHL that makes a loan to a Borrower, substantially in the form of Exhibit J to the Existing Credit Agreement.

      "SUBORDINATION PROVISIONS" is defined in SECTION 8.1.14.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity (whether now or hereafter acquired or existing) of which more than 50% of the outstanding capital stock, partnership interests or similar interests having ordinary voting power (irrespective of whether at the time capital stock or interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "SUBSIDIARY PLEDGE AGREEMENT" means, collectively, each other Pledge Agreement executed and delivered by any Subsidiary of SIHL (other than RIH, SIBL and SINI) pursuant to SECTION 7.1.7, substantially in the form of Exhibit F-3 to the Existing Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement, dated as of August 12, 1997, executed and delivered by each Significant Subsidiary of SIHL (other than RIH, SIBL and SINI) pursuant to the terms of the Existing Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "SUN COVE" means, Sun Cove Ltd., a Connecticut corporation.

      "SUPPLEMENTAL DEBENTURES" means, collectively, (i) the Supplemental Debenture, dated December 27, 1994, from SIBL to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 326 to 331,
(ii) the Supplemental Debenture And Further Charge, dated December 27, 1994, from Paradise Island Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 289 to 325, (iii) the Supplemental Debenture And Further Charge, dated December 27, 1994, from Island Hotel Company Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 340 to 349, (iv) the Supplemental Debenture And Further Charge, dated December 27, 1994, from Paradise Beach Inn Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 332 to 339, (v) the Supplemental Debenture, dated December 27, 1994, from Paradise Enterprises Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 282 to 288, (vi) the Supplemental Debenture, dated March 8, 1996, issued by SIBL in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (vii) the Supplemental Debenture And Further Charge, dated March 8, 1996, issued by Paradise Island Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (viii) the Supplemental Debenture And Further Charge, dated March 8, 1996, issued by Island Hotel Company Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited,
(ix) the Supplemental Debenture And Further Charge, dated March 8, 1996, issued by Paradise Beach Inn Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (x) the Supplemental Debenture, dated March 8, 1996, issued by Paradise Enterprises Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (xi) the Supplemental Debenture, dated November 1, 1996, issued by SIBL in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and

Henry Ansbacher & Co. Limited, (xii) the Supplemental Debenture And Further Charge, dated November 1, 1996, issued by Paradise Island Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (xiii) the Supplemental Debenture And Further Charge, dated November 1, 1996, issued by Island Hotel Company Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited,
(xiv) the Supplemental Debenture And Further Charge, dated November 1, 1996, issued by Paradise Beach Inn Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, and (xv) the Supplemental Debenture, dated November 1, 1996, issued by Paradise Enterprises Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited.

      "SUPPLEMENTAL FINANCING" is defined in CLAUSE (i) of SECTION 7.2.2.

      "TAXES" is defined in SECTION 4.6.

      "TCA" means Trading Cove Associates, a Connecticut general partnership.

      "TCA PARTNERSHIP AGREEMENT" means the Amended and Restated Partnership Agreement, made as of August 29, 1995, among Sun Cove, RJH Development Corp., a New York corporation, Leisure Resort Technology, Inc., a Connecticut corporation, Slavik Suites, Inc., a Michigan corporation and LMW Investments, Inc., a Connecticut corporation, as amended by the first amendment thereto effective as of November 8, 1996 and as thereafter amended from time to time in accordance with the terms of this Agreement.

      "TITLE INSURER" means any Person that issues a title insurance policy on any real property on which a Mortgage or a Debenture is placed.

      "TOTAL DEBT TO CONSOLIDATED EBITDA RATIO" means, as of the last day of any Fiscal Quarter, the ratio of

            (a)  Debt outstanding on the last day of such Fiscal Quarter

TO

            (b) Consolidated EBITDA.

      "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "WC FACILITY" means the credit facility existing on the Effective Date between SIBL and The Bank of Nova Scotia, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

      "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      "WHOLLY-OWNED SUBSIDIARY" of any Person means any corporation, partnership, association or other business entity of which 100% of the total voting power of shares of stock, partnership interests or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, general partners, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other wholly-owned Subsidiaries of such Person or a combination thereof.

      "WLG" means World Leisure Group Limited, a British Virgin Islands corporation.

      SECTION I.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Issuance Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION I.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION I.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those U.S. generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION
6.5. If any preparation in the financial statements referred to in SECTION 6.5 or SECTION 7.1.1 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in any results, amounts, calculations, ratios, standards or terms found in this Agreement from those which would be derived or be applicable absent such changes, SIHL may reflect such changes in the financial statements required to be delivered pursuant to SECTION 7.1.1, but calculations of financial covenants shall be made without giving effect to any such changes. Upon the request of SIHL or any Lender the parties hereto agree to enter into negotiations in order to amend the financial covenants and other terms of this Agreement if there occur any changes in GAAP that have a material effect on the financial statements of the SIHL, so as to equitably reflect such changes with the desired result that the criteria for evaluating SIHL's financial condition and such other terms shall be the same in all material respects after such changes as if the changes had not been made.


                                   ARTICLE II

         COMMITMENTS, BORROWING PROCEDURES, NOTES AND LETTERS OF CREDIT

      SECTION II.1. AMENDMENT AND RESTATEMENT; COMMITMENTS. The Borrowers (subject to the terms of this Agreement) and the Lenders (including the Existing Lenders), the Managing Agents, the Co-Syndication Agents, the Administration Agent and the Issuers hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety to become effective and binding on the Borrowers and the Lenders (including the Existing Lenders), the Managing Agents, the Co-Syndication Agents, the Administration Agent and the Issuers pursuant to the terms of this Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement; and the commitments which the Existing Lenders have agreed to extend to the Borrowers under the Existing Credit Agreement shall be extended or advanced to the Borrowers upon the amended and restated terms and conditions contained in this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement, the Amended Credit Agreement and the Initial Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement, the Amended Credit Agreement or the Initial Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement, the Amended Credit Agreement or the Initial Credit Agreement); PROVIDED that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect. In furtherance of the foregoing, on the terms and subject to the conditions of this Agreement (including ARTICLE V),

            (a) each Lender severally agrees to make Loans pursuant to the Commitments described in SECTION 2.1.1; and

            (b) each Issuer agrees that it will issue Letters of Credit pursuant to SECTION 2.1.2, and each Lender severally agrees that it will participate in such Letters of Credit in accordance with SECTION 2.6.1.

      SECTION II.1.1. COMMITMENT OF EACH LENDER. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will, subject to the terms of this Agreement, make loans (relative to such Lender, and of any type, its "LOANS") to a Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by such Borrower to be made on such day. The commitment of each Lender described in this SECTION
2.1.1 is herein referred to as its "COMMITMENT". On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Loans; PROVIDED, HOWEVER, that notwithstanding any provision in this Agreement to the contrary,

            (a) the Lenders and Issuers shall not be obligated to make Credit Extensions to SIHL in an aggregate amount in excess of $10,000,000;

            (b) unless consented to by the Required Lenders, the maximum aggregate amount of Credit Extensions that may be outstanding prior to the consummation of the Desert Inn Acquisition shall be $475,000,000; and

            (c) until receipt by RIH of the NJCCC Approval, the maximum aggregate amount of Credit Extensions that may be made to RIH shall be $375,000,000.

      SECTION II.1.2. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Issuers will, subject to the terms of this Agreement,

            (a) issue one or more letters of credit (a "LETTER OF CREDIT") for the account of a Borrower or a Guarantor in the Stated Amount requested by SIHL on such day; or

            (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Commitment Termination Date and (y) one year from the date of such extension.

      SECTION II.1.3. LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, such Lender's Percentage of all Loans and Letter of Credit Outstandings would exceed such Lender's Percentage of the Commitment Amount or if the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings

            (a)  of all Lenders would exceed the Commitment Amount; or

            (b) to a particular Borrower would exceed the maximum aggregate amount of Credit Extensions set forth in SECTION 2.1.1 that can be extended to such Borrower.

      SECTION II.1.4. ISSUERS NOT PERMITTED OR REQUIRED TO ISSUE LETTERS OF CREDIT. Neither Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto,

            (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount;

            (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Loans then outstanding would exceed the Commitment Amount then in effect; or

            (c) the provisions of SECTION 2.1.1 would not be complied with.

      SECTION II.2. REDUCTION OF COMMITMENT AMOUNT. The Commitment Amount is subject to reduction from time to time pursuant to this SECTION 2.2.

      SECTION II.2.1. OPTIONAL. SIHL may, from time to time on any Business Day, voluntarily reduce the Commitment Amount and such voluntary Commitment reductions shall be binding on all Borrowers; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

      SECTION II.2.2. MANDATORY. The Commitment Amount shall be mandatorily and automatically reduced

            (a) on August 12, 2001, in an aggregate amount equal to $125,000,000, to be applied pro rata with respect to each Lender's Commitment; and

            (b) on the date that is 300 days following the occurrence of an Asset Sale, by the amount of the Net Cash Proceeds (as such terms are defined in the Existing Indenture) that would be required to be applied as the Asset Sale Offer Amount under the terms of the Existing Indenture.

      SECTION II.3. BORROWING PROCEDURE. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, a Borrower may from time to time irrevocably request, on not less than two, in the case of Base Rate Loans, or three, in the case of LIBO Rate Loans, nor (in either case), more than five Business Days' notice, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Commitments. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the

Administrative Agent shall make such funds available to the applicable Borrower by wire transfer of immediately available funds on the same Business Day to the accounts the applicable Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION II.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, a Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Loans made to it be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that
(i) each such conversion or continuation shall be made pro rata among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

      SECTION II.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers, to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower and each Lender hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION II.6. ISSUANCE PROCEDURES. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York City time, on a Business Day, SIHL may, from time to time irrevocably request, on not less than three Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than three Business Days' notice prior to the existing Stated Expiry Date (or, if a Letter of Credit has an automatic extension provision, at least five Business Days' notice prior to the date that such Letter of Credit will, by its terms, be extended or, if earlier, the date on which a notice from an Issuer is required to be delivered to the beneficiary of the Letter of Credit informing the beneficiary that the Letter of Credit will not be extended) in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that either Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by SIHL and approved by such Issuer, solely for the purposes described in SECTION 7.1.9. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier to occur of (i) the Commitment Termination Date or (ii) one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

      SECTION II.6.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within three Business Days following the Disbursement Date) the applicable Issuer for Reimbursement Obligations arising under the Letter of Credit issued by such Issuer which have not been reimbursed by the Borrowers in accordance with SECTION 2.6.3. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive (i) a ratable portion of the Letter of Credit fees payable pursuant to SECTION 3.3.2 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer with respect to such Letter of Credit pursuant to the last sentence of
SECTION 3.3.2) and (ii) from the date that such Lender has reimbursed an Issuer in accordance with the first sentence of this Section, (A) the interest payable pursuant to SECTION 2.6.2 and, if applicable, (B) the interest payable pursuant to SECTION 3.2.2 with respect to any Reimbursement Obligation not paid when due. To the extent that any Lender has reimbursed an Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from a Borrower or otherwise) in respect of such Disbursement.

      SECTION II.6.2. DISBURSEMENTS. Each Issuer will notify SIHL and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "DISBURSEMENT"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York City time, on the first Business Day following the Disbursement Date, the Borrowers will (or any one of them) reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate then in effect for Base Rate Loans (with the then Applicable Base Rate Margin for Loans accruing on such amount) for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be jointly and severally obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit (including Letters of Credit issued for the account of the other Borrowers or a Guarantor), and each Borrower shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is such Borrower or a Guarantor).

      SECTION II.6.3. REIMBURSEMENT. The obligation (a "REIMBURSEMENT OBLIGATION") of each Borrower under SECTION 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse an Issuer, each Lender's obligation under SECTION
2.6.1 to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower, any Obligor or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED, HOWEVER, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of any Borrower or such Lender, as the case may be, to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

      SECTION II.6.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Default of the type described in SECTION 8.1.9 or, with notice from the Administrative Agent, upon the occurrence and during the continuation of any other Event of Default,

            (a an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder shall, without demand upon or notice to any Borrower, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b upon notification by the Administrative Agent to the Borrowers of their obligations under this Section, the Borrowers shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrowers pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent for the Obligations in connection with the Letters of Credit issued by the Issuers. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to SIHL all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

      SECTION II.6.5. NATURE OF REIMBURSEMENT OBLIGATIONS. Each Borrower, each other Obligor and, to the extent set forth in SECTION 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuers or any Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in connection with such Letter of Credit in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Borrower and each other Obligor and each such Lender, and shall not put such Issuer under any resulting liability to any Borrower, any Obligor or any such Lender, as the case may be.

      SECTION II.7. NOTES. Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, each such Borrower will execute and deliver to such Lender a Note payable to the order of such Lender in a maximum principal amount equal to the amount of Credit Extensions that can be made to a particular Borrower, which shall, in the aggregate, equal such Lender's Percentage of the original Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrowers absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor.

      SECTION II.8. REGISTER. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for the purpose of this SECTION 2.8, to maintain a register (the "REGISTER") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to
SECTION 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and, as provided in SECTION 2.7, the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION III.1. REPAYMENTS AND PREPAYMENTS. Each Borrower shall repay in full the unpaid principal amount of its Loans upon the Stated Maturity Date. Prior thereto, the Borrowers may (or shall, as applicable), make the repayments and prepayments set forth below.

            (a) Each Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any of its Loans, and such Borrower may select whether such prepayment shall be allocated to the Base Rate Loans, LIBO Rate Loans or both (and the amounts so allocated to each); PROVIDED, HOWEVER, that

                  (i) any such prepayment shall be made PRO RATA among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                  (ii) no such prepayment of any LIBO Rate Loan may be made
            on any day other than the last day of the Interest Period for such Loan;

                  (iii) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                  (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000.

            (b) The Borrowers shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to SECTION 2.2, make a mandatory prepayment of the Loans made to it, and if required deliver cash collateral for Letter of Credit Outstandings, equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over the Commitment Amount as so reduced and, as so reduced, applicable to such Borrower.

            (c) The Borrowers shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 8.2 or SECTION 8.3, repay all of their Loans, unless, pursuant to SECTION 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

      SECTION III.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
SECTION 3.2.

      SECTION III.2.1. RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, a Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin; and

            (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBO Rate Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION III.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of a Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the highest Applicable Base Rate Margin then listed within such definition plus a margin of 2%.

      SECTION III.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

            (a)  on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

            (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period);

            (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (C), on the date of such conversion; and

            (f) on that portion of any Loans the maturity of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION III.3.  FEES.  SIHL agrees to pay the fees set forth in this
SECTION 3.3.  All such fees shall be non-refundable.

      SECTION III.3.1. COMMITMENT FEE. SIHL agrees to pay to the Administrative Agent for the account of each Lender for the period (including any portion thereof when its Commitment is suspended by reason of any Borrower's inability to satisfy any condition of ARTICLE V) commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee at the rate of the Applicable Commitment Fee Rate per annum, in each case on such Lender's Percentage of the average daily unused portion of the Commitment Amount (net of Letter of Credit Outstandings). Such commitment fees shall be payable by SIHL, in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

      SECTION III.3.2. LETTER OF CREDIT FEE. SIHL agrees to pay to the Administrative Agent, for the PRO RATA account of the Issuers and each other Lender, a Letter of Credit fee in an amount equal to the then Applicable LIBO Rate Margin, multiplied by the average daily undrawn Stated Amount of all Letters of Credit outstanding during the applicable period, with such fees being payable quarterly in arrears on each Quarterly Payment Date. SIHL further agrees to pay to the applicable Issuer an issuance fee in an amount equal to the higher of (i) $100 (as such amount may be increased from time to time in accordance with such Issuer's standard charges for such services) and (ii) 1/4 of 1% per annum of the Stated Amount of the Letter of Credit issued by such Issuer thereof, with such fees being payable quarterly in arrears on each Quarterly Payment Date.

      SECTION III.3.3. OTHER FEES. The Borrowers agree to pay to each Lender for its own account the non-refundable fees in the amounts and on the dates set forth in such Lender's Fee Letter.

      SECTION III.4. GUARANTY PROVISIONS. Each Borrower hereby jointly and severally irrevocably guarantees the payment of all Obligations as set forth in this SECTION 3.4.

      SECTION III.4.1. GUARANTY. Each Borrower hereby absolutely, unconditionally and irrevocably jointly and severally

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the other Borrowers and each other Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b)); and

            (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under SECTION 3.4;

PROVIDED that in the case of the guaranty of a Borrower of the Obligations of other than its direct or indirect Subsidiaries, such guaranty shall be limited to the maximum amount that can be guaranteed without rendering such guaranty unenforceable under fraudulent conveyance or similar laws; PROVIDED, FURTHER, that, until RIH receives NJCCC Approval, the maximum amount of RIH's guaranty obligations with respect to Credit Extensions shall be limited to $375,000,000. RIH acknowledges that the amount of the Obligations outstanding from time to time may exceed the amount of its liability hereunder. RIH agrees that no payments made by or on behalf of any Borrower or Guarantor or any other Person, or application of proceeds from the Collateral (as defined in the Collateral Documents), any action or proceeding or any set-off at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to reduce, modify, release or otherwise affect the liability of RIH hereunder, and RIH shall, notwithstanding any such payments, application, action or set-off, remain liable for the Obligations up to the maximum liability of the Guarantors hereunder until the Obligations are paid in full and the Commitment hereunder is terminated. This guaranty and the provisions of this SECTION 3.4 constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrowers or any other Obligor (or any other Person) before or as a condition to the obligations of such Borrower hereunder. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Obligations arising under Letters of Credit issued for Subsidiaries of SIHL, notwithstanding that such Borrower is not the account party of any particular Letter of Credit.

      SECTION III.4.2. ACCELERATION OF GUARANTY. Each Borrower agrees that, in the event of a Default of the type set forth in SECTION 8.1.9 and if such event shall occur at a time when any of the Obligations of the other Borrowers and each other Obligor may not then be due and payable, such Borrower will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such Borrower or Obligor if all such Obligations were then due and payable.

      SECTION III.4.3. GUARANTY ABSOLUTE, ETC. SECTION 3.4 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrowers and each other Obligor have been paid in full, all obligations of each Borrower hereunder shall have been paid in full and all Commitments shall have terminated. Each Borrower guarantees that the Obligations of the other Borrowers and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of each Borrower under SECTION 3.4 shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of this Agreement or any other Loan Document;

            (b)  the failure of any Lender Party

                  (i) to assert any claim or demand or to enforce any right or remedy against any other Borrower, any other Obligor or any other Person (including any other guarantor) under SECTION 3.4 of this Agreement, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other
            guarantor of, or collateral securing, any Obligations of any other Borrower or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the other Borrowers or any other Obligor, or any other extension, compromise or renewal of any Obligation of any other Borrower or any other Obligor;

            (d) any reduction, limitation, impairment or termination of the Obligations of any other Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any other Borrower, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Loan Document;

            (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of any other Borrower or any other Obligor; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Borrower, any other Obligor, any surety or any guarantor.

      SECTION III.4.4. REINSTATEMENT, ETC. Each Borrower agrees that SECTION 3.4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Obligor or otherwise, all as though such payment had not been made.

      SECTION III.4.5. WAIVER, ETC. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any other Borrower or any other Obligor and SECTION 3.4 and any requirement that any Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any other Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any other Borrower or any other Obligor, as the case may be.

      SECTION III.4.6. POSTPONEMENT OF SUBROGATION, ETC. No Borrower will exercise any rights which it may acquire by way of rights of subrogation under
SECTION 3.4, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrowers and each other Obligor. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrowers and each other Obligor shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the

Obligations of the Borrowers and each other Obligor, whether matured or unmatured, in accordance with the terms hereof; PROVIDED, HOWEVER, that if

            (a) any Borrower has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of any other Borrower or any other Obligor; and

            (b) all Obligations have been paid in full and all Commitments have been permanently terminated,

each Lender Party agrees that, at such Borrower's request, the Administrative Agent, on behalf of the Lender Parties, will execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations of such other Borrower and each other Obligor resulting from such payment by the Borrower paying any such amount. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against the other Borrowers or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the provisions of SECTION 3.4 to any Lender Party.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION IV.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, so long as such Lender shall then be taking the same action with respect to all other similar loans it may have outstanding to other borrowers, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION IV.2. DEPOSITS UNAVAILABLE. If the Administrative Agent shall have determined that

            (a) dollar deposits in the relevant amount and for the relevant Interest Period are not available to Scotiabank in its relevant market; or

            (b) by reason of circumstances affecting Scotiabank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, so long as the Administrative Agent shall then be taking the same action with respect to all other similar loans it may have outstanding to other borrowers, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION IV.3. INCREASED LIBO RATE LOAN COSTS, ETC. Provided that each Lender requesting reimbursement under this SECTION 4.3 is then taking the same action with respect to all other similar loans it has outstanding to other borrowers of a class similar to the Borrowers (including as to the aggregate amount of credit extensions made to such other borrowers), the Borrowers agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, including any increased costs or reduced returns caused by the imposition of any reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) required by any central bank, regulator or other governmental authority (including the Bank of England) having authority over any Lender, in each case to the extent not already specifically addressed by the provisions of the definition of "LIBOR Reserve Percentage", except as to any increased cost or reduced amount that results from the imposition of Taxes (liability for which is determined pursuant to SECTION 4.6). The Lender requesting reimbursement under this Section shall promptly notify the Administrative Agent and SIHL in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. Any Lender claiming any amounts payable pursuant to this Section shall use its commercially reasonable efforts to change its applicable lending office with respect to some or all of its LIBO Rate Loans if the making of such change would avoid the need for or reduce the amount of any such additional amounts that would thereafter accrue, so long as such Lender will not incur any costs that the Borrowers will not agree to reimburse to such Lender and such change is not inconsistent with such Lender's internal policies.

      SECTION IV.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of,

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
      SECTION 3.1 or otherwise, including all such loss or expense arising as a result of the provisions of SECTION 4.11;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to SIHL (with a copy to the Administrative Agent), the Borrowers shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

      SECTION IV.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made, or the Letters of Credit issued or participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case so long as such Lender shall then be taking the same action with respect to all other similar loans it may have outstanding to other borrowers, upon notice from time to time by such Lender to the Borrowers, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION IV.6. TAXES. (a) All payments by SIHL, each other Borrower or any other Guarantor of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by SIHL, each other Borrower or any other Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then SIHL, such Guarantor or such Borrower (as applicable) will

            (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (ii) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

            (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and each of SIHL, each other Borrower and each other Guarantor will (without duplication) promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had such Taxes not been asserted.

      (b) If either SIHL, any other Borrower or any other Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, SIHL, each other Guarantor and each other Borrower shall jointly and severally indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by SIHL, such Guarantor and such Borrower.

      (c) Each Lender that is not organized under the laws of the United States or a State thereof shall, not later than the first payment of interest or other amounts hereunder to such Lender, deliver to each Borrower and the Administrative Agent two duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI (or in the case of either, a successor form) claiming complete exemption from U.S. Federal withholding tax on payments of interest hereunder; PROVIDED, HOWEVER, that in the case of a Lender that is not legally entitled to deliver either such Form (or successor form) as of the date of the first payment of interest or other amounts hereunder to such Lender, such Lender shall deliver written notice of its inability to provide any such form on such date and no such Lender shall be obligated to deliver any such Form (or successor form) earlier than the date of the first payment of interest or other amounts hereunder next following the date as of which such Lender becomes legally entitled to deliver either such Form or successor form. Each such Lender shall further deliver two duly completed copies of either such Form (or successor form) prior to the expiration of the most recently delivered Form. By the delivery of either such Form (or successor form), such Lender shall be deemed to have represented that it is entitled to receive payments of interest hereunder without the imposition of U.S. Federal withholding tax.

      (d) In addition, any Lender claiming any indemnity payment or additional amount payable pursuant to this Section shall use commercially reasonable efforts to file any certificate or document reasonably requested by SIHL or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue and such filing or change is not, in the sole determination of such Lender, inconsistent with that Lender's internal policies.

      SECTION IV.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by SIHL, each other Borrower and each other Guarantor pursuant to this Agreement or any other Loan Document shall be made by SIHL, such Guarantor and such Borrower (without duplication) to the Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, recoupment, deduction, counterclaim or other defense, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such extension. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (b) or (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION IV.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of SECTIONS 4.3, 4.4, 4.5 and 4.6) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

            (a) the amount of such selling Lender's required repayment to the purchasing Lender

TO

            (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of SIHL, each other Borrower and each other Guarantor agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of SIHL, such Borrower or such Guarantor in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION IV.9. SETOFF. Each Lender shall, upon the occurrence of any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each of SIHL, each other Borrower and each other Guarantor hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or money of each of SIHL, such Guarantor and such Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of
SECTION 4.8. Each Lender agrees promptly to notify SIHL, such Guarantor or such Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION IV.10. DEFAULTING LENDER. (a) Upon any Lender becoming a Defaulting Lender, (i) the Administrative Agent shall endeavor to promptly notify each other Lender of the amount owed or potentially owed, as the case may be, by such Defaulting Lender and (ii) the Commitment Amount shall be reduced by an amount equal to the unutilized portion of such Defaulting Lender's Percentage thereof then in effect (the "UNUTILIZED PORTION"); PROVIDED, HOWEVER, that, with the prior written consent of the Managing Agents, SIHL may request a non-defaulting Lender to, whereupon such non-defaulting Lender may (in its sole discretion and without the consent of any other Lender), by promptly notifying SIHL and the Administrative Agent, increase its Commitment in an amount equal to the Unutilized Portion, in which case, upon receipt by SIHL and the Administrative Agent of such notice, (x) the Commitment of such non-defaulting Lender shall be so increased and (y) the amount of the Commitment Amount then in effect shall be equal to the amount of the Commitment Amount in effect immediately prior to the time such Defaulting Lender became a Defaulting Lender and (iii) the Percentage of such Defaulting Lender shall be reduced to zero.

      (b) No Defaulting Lender shall be entitled to receive any fees accrued on and after the date such Lender became a Defaulting Lender.

      (c) Notwithstanding anything contained herein to the contrary, no Defaulting Lender shall be entitled to receive any payments hereunder on account of any Loans or Notes until all amounts that are due and payable with respect to any Loans as to which such Defaulting Lender is not a Lender or a participant shall have been paid in full.

      (d) Nothing in this Section shall be deemed to release any Defaulting Lender from fulfilling its obligations under this Agreement or otherwise or to prejudice the rights which SIHL, the Borrowers or any other Lender or the Administrative Agent may have against any such Defaulting Lender.

      SECTION IV.11. REPLACEMENT LENDER. In the event that SIHL, any other Borrower or any other Guarantor becomes obligated to pay any additional material amounts to any Lender pursuant to SECTION 4.3 or 4.5 (which amounts are generally not due or payable to all Lenders generally under such Sections) or such Lender is not able to make LIBO Rate Loans pursuant to SECTION 4.1, as a result of any event or condition described in any of such Sections, or any Lender is subject to a withholding tax for which it seeks a gross up pursuant to
SECTION 4.6, then, unless such Lender has removed or cured the conditions creating the cause of such obligation to pay such additional amounts or agrees (in the case of Taxes) not to require any Obligor to pay such gross up amount under SECTION 4.6, SIHL may designate one or more substitute lenders (or lenders) (and such Lender agrees to be replaced by such substitute lender upon and in accordance with the terms set forth in this Section) reasonably acceptable to the Managing Agents (such lender or lenders each called a "REPLACEMENT LENDER") to have assigned to it pursuant to SECTION 10.11.1, and to purchase, such Lender's rights and obligations with respect to its entire Loans and Commitment hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount payable to such Lender with respect to its Loans and Commitment hereunder, plus any accrued and unpaid interest and accrued and unpaid fees in respect of such Lender's Loans and Commitment owing to such Lender. SIHL agrees that, so long as the Borrowers are not then obligated to pay any gross up for Taxes under a Loan Document to the Managing Agents, it will first designate the Managing Agents as the Replacement Lenders in the case of another Lender that has required the Borrowers (or any Obligor) to pay any gross up for Taxes under a Loan Document and the Managing Agents shall have the right (but be under no obligation) to have assigned to them an equal amount of the Loans and Commitments (and corresponding rights and obligations) of the Lender being replaced; PROVIDED that if one of the Managing Agents declines to have such Loans and Commitments assigned to it as described above, then the other Managing Agent shall have the right (but be under no obligation) to have all or any portion of the Loans and Commitments (and corresponding rights and obligations) of the Lender being replaced to be assigned to it. Upon any assignment and purchase by the Replacement Lender and payment of all other amounts owing to the Lender being replaced hereunder (including under SECTION 4.6), and the payment to the Administrative Agent of the processing fee due to it under SECTION 10.11.1, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender with respect to its Loans and Commitment hereunder; PROVIDED that the rights of such replaced Lender pursuant to SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the rights and obligations of such Lender pursuant to ARTICLE IX and SECTIONS
10.3 and 10.4, shall survive any assignment described in this Section.


                                    ARTICLE V

                           CONDITIONS TO EFFECTIVENESS

      SECTION V.1. EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

      SECTION V.1.1. RESOLUTIONS, ETC. The Administrative Agent shall have received from each Obligor a certificate, dated the date hereof, of its Secretary or Assistant Secretary as to

            (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; and

            (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it;

upon which certificate each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

      SECTION V.1.2. DELIVERY OF THIS AGREEMENT, NOTES. The Administrative Agent shall have received (x) duly executed counterparts of this Agreement delivered by each Borrower and each Lender and (y) for the account of each Lender requesting Notes pursuant to SECTION 2.7, its Notes duly executed and delivered by each Borrower.

      SECTION V.1.3. NEW DEBENTURES. The Administrative Agent shall have received (a) counterparts of the New Debentures, each duly executed by an Authorized Officer of the owner of the property covered thereby, (b) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the New Debentures as may be necessary or, in the reasonable opinion of the Managing Agents, desirable effectively to create a valid first mortgage Lien (or, in the case of personal property, floating charge
Lien) against the properties purported to be covered thereby in the full amount of the aggregate principal amount of all Credit Extensions which may at any time be outstanding, subject only to the Permitted Encumbrances, and (c) such other approvals, opinions or documents as the Managing Agents may reasonably request with respect to the New Debentures.

      SECTION V.1.4. EXCHANGE APPROVAL. The Administrative Agent shall have received a copy of a letter from The Central Bank of The Bahamas to SIBL, SIHL and the other Guarantors organized under the laws of The Commonwealth of The Bahamas, in a form satisfactory to the Managing Agents, confirming that it is aware of this Agreement and the Pledge Agreements and undertaking to make available to SIBL, SIHL and such Guarantors such foreign exchange as may be necessary to enable SIBL, SIHL and such Guarantors to fulfill their payment obligations under this Agreement in Dollars and to pledge the collateral under the Pledge Agreements and Debentures.

      SECTION V.1.5. ENDORSEMENT TO TITLE INSURANCE POLICIES. The Administrative Agent shall have received endorsements, dated as of the date hereof, duly issued by the Title Insurer which issued the mortgagee's title insurance policies on the Existing Credit Agreement Debentures, amending the mortgagee's title insurance policy on the Existing Credit Agreement Debentures, insuring that the Debentures constitute valid first Liens against the properties purported to be covered thereby, free and clear of all defects and encumbrances other than the Permitted Encumbrances, and otherwise in form and substance, and in amounts, reasonably satisfactory to the Managing Agents and their counsel. Each mortgagee's title insurance policy on the Debentures shall also include, to the extent available, a comprehensive endorsement, variable rate endorsement, access and utilities endorsements, a mechanic's lien endorsement, a zoning endorsement and such other endorsements as the Managing Agents shall request. All premiums, title examination, surveys, departmental violations, judgment and Uniform Commercial Code search charges (as applicable) and other charges and fees shall have been paid in full or provided for in a manner satisfactory to the applicable Title Insurer and the Managing Agents, and the Managing Agents shall have received satisfactory evidence of such payment or provision.

      SECTION V.1.6. AFFIRMATION AND CONSENT. The Administrative Agent shall have received an Affirmation and Consent, dated as of the date hereof and duly executed and delivered by each Obligor, in form and substance satisfactory to the Administrative Agent.

      SECTION V.1.7. OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the date hereof and addressed to the Administrative Agent and all Lenders, from

            (a) Roberts, Sheridan & Kotel, a Professional Corporation, New York and Connecticut counsel to the Obligors, in form and substance satisfactory to the Managing Agents;

            (b) Charles Adamo, General Counsel to SIHL and counsel to the other Obligors, in form and substance satisfactory to the Managing Agents;

            (c) Harry B. Sands & Company, Bahamian counsel to certain Obligors, in form and substance satisfactory to the Managing Agents;

            (d) Kozlov, Seaton, Romanini, Brooks & Greenberg, New Jersey counsel to certain Obligors, in form and substance satisfactory to the Managing Agents; and

            (e) Schreck Morris, Nevada counsel to certain Obligors, in form and substance satisfactory to the Managing Agents.

      SECTION V.1.8. EFFECTIVE DATE CERTIFICATE. The Administrative Agent shall have received, with counterparts for each Lender, the Borrower Effective Date Certificate, dated the date hereof and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate each Borrower shall, among other things, agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Person, made as of such date (and under this Agreement), and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Borrower Effective Date Certificate shall be in form and substance satisfactory to the Administrative Agent.

      SECTION V.1.9. REPAYMENT OF OUTSTANDING LOANS. The Administrative Agent shall have received satisfactory evidence of the payment in full of the loans outstanding under the Existing Credit Agreement, together with all accrued interest thereon and other amounts due and payable with respect thereto, for ratable distribution to the Existing Lenders.

      SECTION V.1.10. FEES AND EXPENSES. The Lenders and the Agents shall have received all fees and expenses required to be paid by SIHL and its Subsidiaries on or before the Effective Date.

      SECTION V.1.11. COLLATERAL AGREEMENT SUPPLEMENTS. The Administrative Agent shall have received executed counterparts of

            (a) a supplement to the SINA Subsidiary Pledge Agreement, dated as of the date hereof and duly executed and delivered by an Authorized Officer of SINA, in form and substance satisfactory to the Administrative Agent, pursuant to which SINA shall pledge the capital stock of SINI; and

            (b) a supplement to the Borrower Security Agreement, dated as of the date hereof and duly executed and delivered by an Authorized Officer of SINI, in form and substance satisfactory to the Administrative Agent, together with acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Administrative Agent in order to perfect the security interest of the Collateral Agent pursuant to the Borrower Security Agreement.

      SECTION V.2. ALL CREDIT EXTENSIONS. The obligation of each Lender to fund any Loan or either Issuer to issue any Letter of Credit on the occasion of any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in SECTIONS 5.2.1, 5.2.2 and 5.2.3. The obligation of each Lender to fund any Loan or either Issuer to issue any Letter of Credit which (i) will cause the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed $475,000,000 for the first time since the Effective Date shall be subject to the satisfaction of the additional conditions precedent set forth in SECTION 5.2.4.

      SECTION V.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

            (a) the representations and warranties set forth in ARTICLE VI and in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

            (b) no Default shall have then occurred and be continuing, and neither SIHL nor any Subsidiary is in material violation of any law or governmental regulation or court order or decree.

      SECTION V.2.2. CREDIT EXTENSION REQUEST. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance

Request and the acceptance by the applicable Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the relevant Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in SECTION 5.2.1 are true and correct in all material respects.

      SECTION V.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of SIHL or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Managing Agents and their counsel; the Managing Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as such Agent or its counsel may reasonably request.

      SECTION V.2.4. DESERT INN ACQUISITION. In accordance with the last sentence of SECTION 5.2, the Administrative Agent shall be satisfied that the following conditions have been met:

            (a) the proceeds of such Credit Extension will be used as a portion of the purchase price consideration for the consummation of the Desert Inn Acquisition, which shall occur on the date such Credit Extension is made;

            (b) the Administrative Agent shall have received a Mortgage (or, if applicable, a supplement to an existing Mortgage) in connection with the Desert Inn and other real property (and improvements thereon) that constitutes Desert Inn Property held by an Obligor (PROVIDED, that the Borrowers agree that the Desert Inn, the capital stock of Desert Inn Improvement Co., the golf course being purchased pursuant to the Desert Inn Purchase Agreement and the approximately 30 acre undeveloped real estate adjacent to the Desert Inn being purchased pursuant to the Desert Inn Purchase Agreement shall (unless otherwise agreed to by the Managing Agents) always be owned by SINI), together with all title deeds necessary to evidence such Obligor's good and valid title to the real property that is the subject of such Mortgage and all related environmental surveys and reports reasonably requested by the Managing Agents demonstrating compliance with SECTION 7.1.6, and the Administrative Agent shall be satisfied that (x) satisfactory arrangements have been made for the completion of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against the real property covered thereby, and (z) all premiums, title examination, surveys, departmental violations, judgment and Uniform Commercial Code search charges (as applicable) and other charges and fees shall have been paid in full or provided for in a manner satisfactory to the applicable Title Insurer and the Managing Agents; and

            (c) the provisions of SECTION 7.1.7 with respect to the Desert Inn Property have been complied with.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Credit Extensions hereunder, each of the Borrowers represents and warrants unto the Agents, the Issuers and each Lender as set forth in this ARTICLE VI.

      SECTION VI.1. ORGANIZATION, ETC. Each of SIHL and the Obligors is a corporation or partnership validly organized and existing and in good standing under the laws of the State or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION VI.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each of the Borrowers of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within such Borrower's and each such other Person's corporate or partnership powers (as applicable), have been duly authorized by all necessary corporate or partnership action, and do not

            (a)  contravene such Borrower's or other Person's Organic
      Documents;

            (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any Borrower or any such other Person; or

            (c) result in, or require the creation or imposition of, any Lien on any of any Borrower's or any such other Person's properties, other than pursuant to a Loan Document.

      SECTION VI.3. GOVERNMENT APPROVAL, REGULATION, ETC. Except for those that have been duly obtained or made and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrowers or any other Obligor of this Agreement or any other Loan Document to which it is a party. Neither SIHL nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a

"holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION VI.4. VALIDITY, ETC. This Agreement constitutes, and each other Loan Document executed by a Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

      SECTION VI.5. FINANCIAL INFORMATION. The consolidated balance sheet of SIHL and its Subsidiaries as at December 31, 1998, and the related consolidated statements of earnings and cash flow of SIHL and its Subsidiaries, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION VI.6. NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no material adverse change in the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole.

      SECTION VI.7. LITIGATION, LABOR CONTROVERSIES, ETC. Except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule,

            (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of any Borrower, threatened, against SIHL or any of its Subsidiaries which would reasonably be expected to materially adversely affect the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document;

            (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to CLAUSE (a) which would reasonably be expected to materially adversely affect the businesses, operations, assets, revenues or properties of SIHL and its Subsidiaries, taken as a whole; and

            (iii) no judgments or orders for the payment of money in excess of $5,000,000, individually or in the aggregate (to the extent not covered by insurance (other than self-insurance) from a carrier not contesting its obligations to make payment under the applicable insurance policy), has been rendered against SIHL or any of its Subsidiaries that is organized under the laws of The Commonwealth of The Bahamas.

      SECTION VI.8. SUBSIDIARIES. SIHL does not have any Subsidiaries, except those Subsidiaries

            (a)  which are identified in ITEM 6.8(a) ("Existing
      Subsidiaries") of the Disclosure Schedule; or

            (b) which are permitted to have been acquired in accordance with
      SECTION 7.2.5 or 7.2.10.

      Significant Subsidiaries as of August 12, 1997 are identified with an asterisk on ITEM 6.8(a) of the Disclosure Schedule. Each Subsidiary as well as each Borrower that is executing a Pledge Agreement or a supplement to a Pledge Agreement is listed on ITEM 6.8(b) of the Disclosure Schedule.

      SECTION VI.9. OWNERSHIP OF PROPERTIES. SIHL and each of its Significant Subsidiaries owns good and valid title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 7.2.3.

      SECTION VI.10. TAXES. SIHL and each of its Significant Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid or will pay when due all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION VI.11. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, and since such date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by SIHL or any member of its Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither SIHL nor any member of its Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION VI.12.  ENVIRONMENTAL WARRANTIES.  Except as set forth in ITEM
6.12 ("Environmental Matters") of the Disclosure Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by SIHL or any of its Subsidiaries have been, and continue to be, owned or leased by SIHL and its Subsidiaries in material compliance with all Environmental Laws;

            (b) there are no pending and, to the knowledge of any Borrower, (i) there are no threatened and (ii) have been no past,

                  (i) claims, complaints, notices or requests for information received by SIHL or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices or inquiries to SIHL or any of its
            Subsidiaries regarding potential material liability under any Environmental Law;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the knowledge of any Borrower, previously owned or leased by SIHL or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole;

            (d) SIHL and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters which are necessary for their businesses;

            (e) no property now or previously owned or leased by SIHL or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the knowledge of any Borrower, previously owned or leased by SIHL or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole;

            (g) neither SIHL nor any Subsidiary of SIHL has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to material claims against SIHL or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) to the knowledge of the Borrowers, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by SIHL or any Subsidiary of SIHL that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole; and

            (i) to the knowledge of the Borrowers, no conditions exist at, on or under any property now or previously owned or leased by SIHL or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would reasonably be expected to give rise to any material liability under any Environmental Law.

      SECTION VI.13. REGULATIONS U AND X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION VI.14. ACCURACY OF INFORMATION. All factual information furnished by or on behalf of SIHL or its Subsidiaries in writing to the Managing Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby and all other such factual information hereafter furnished by or on behalf of SIHL or its Subsidiaries to the Managing Agents or any Lender pursuant to the terms of this Agreement will be true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. Insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; PROVIDED, HOWEVER, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, SIHL or its Subsidiaries has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

      SECTION VI.15. PROTECTION UNDER SECURITY INSTRUMENTS. The Debentures, together with the financing statements (if any) filed with respect thereto, constitutes a valid, first mortgage lien on, and (where applicable), a valid perfected floating lien on and security interest in, the property subject thereto, subject only to Permitted Encumbrances and Liens permitted on such property by SECTION 7.2.3. The Mortgage covering the real property owned in fee by SINA or any of its Subsidiaries in the State of New Jersey and (if applicable, following the consummation of the

Desert Inn Acquisition) the Mortgage covering the Desert Inn Property owned by SINI and its Subsidiaries, together with the financing statements filed in each case with respect thereto constitutes a valid, first mortgage Lien on and security interest in the property subject thereto, subject only to Permitted Encumbrances and Liens permitted on such property by SECTION 7.2.3.

      SECTION VI.16. NO CONDEMNATION PROCEEDINGS. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the knowledge of any Borrower or any other Guarantor, threatened which adversely affects the title to, or the use, operation or value of, the hotel and casino operations that are subject to the Debentures.

      SECTION VI.17. INSURANCE. SIHL or its Subsidiaries have obtained or caused to be obtained insurance coverage covering the Bahamas Property and the property located in the State of New Jersey that is subject to a Mortgage which meets in all respects the requirements of this Agreement, and such coverage is in full force and effect.

      SECTION VI.18. SENIORITY OF OBLIGATIONS, ETC. Each Subordinated Debt Issuer has (or will have) the power and authority to incur the Indebtedness (if any) evidenced by the Subordinated Notes as provided for under each Subordinated
Note Indenture and has (or will have) duly authorized, executed and delivered each Subordinated Note Indenture, as applicable. Each Subordinated Debt Issuer has (or will have) issued, pursuant to due authorization, the Subordinated Notes under each Subordinated Note Indenture. Once executed and delivered by a Subordinated Debt Issuer, each Subordinated Note Indenture will constitute the legal, valid and binding obligation of such Subordinated Debt Issuer enforceable against such Subordinated Debt Issuer in accordance with its terms. The Subordination Provisions of the Subordinated Notes and contained in each Subordinated Note Indenture will be enforceable against the holders of the Subordinated Notes by the holder of any "Senior Indebtedness", "Senior Debt" or similar term referring to the Obligations, as applicable in such Subordinated
Note Indenture, which has not effectively waived the benefits thereof. All monetary Obligations, including those to pay principal of and interest (including post-petition interest, whether or not permitted as a claim under applicable law) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute (or will constitute) "Senior Indebtedness", "Senior Debt" or similar term referring to the Obligations, as applicable in such Subordinated Note Indenture, and all such Obligations are (or will be) entitled to the benefits of the subordination created by such Subordinated Note Indenture. SIHL and each of its Subsidiaries acknowledges that each Lender Party is entering into this Agreement, and is extending its Commitments, in reliance upon the Subordination Provisions of (or to be contained in) each Subordinated Note Indenture, the Subordinated Notes and this Section.

      SECTION VI.19. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Obligors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Obligors' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by December 31, 1999. The cost to the Obligors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Obligors (including reprogramming errors and the failure of other systems or equipment) will not result in any Default or cause a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole.


                                   ARTICLE VII

                                    COVENANTS

      SECTION VII.1. AFFIRMATIVE COVENANTS. Each of the Borrowers agrees with the Agents, the Issuers and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each of the Borrowers will perform the obligations set forth in this SECTION 7.1.

      SECTION VII.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. SIHL will furnish, or will cause to be furnished, to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of SIHL, consolidated balance sheets of SIHL and its Subsidiaries, RIH and its Subsidiaries and the SIBL Group (as applicable) as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of SIHL and its Subsidiaries, RIH and its Subsidiaries and the SIBL Group (as applicable), in each case for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of SIHL;

            (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of SIHL, a copy of the annual audit report for such Fiscal Year for SIHL and its Subsidiaries, including therein a consolidated balance sheet of SIHL and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of SIHL and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Arthur Andersen LLP or other independent public accountants acceptable to the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTION 7.2.4;

            (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by the chief financial Authorized Officer of SIHL, (i) showing compliance with the financial covenants set forth in SECTION

      7.2.4, (ii) showing the amount of Capital Expenditures that were made during such Fiscal Quarter, and (iii) certifying as to the absence of any Default;

            (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of SIHL setting forth details of such Default and the action which SIHL has taken and proposes to take with respect thereto;

            (e) as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 6.7, notice thereof and copies of all documentation relating thereto;

            (f) promptly after the sending or filing thereof, copies of all reports which SIHL sends to any of its securityholders, and all reports and registration statements which SIHL or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) immediately upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (h) promptly following any amendment, waiver or other modification made prior to January 1, 2000 to the Connecticut Management Agreement or any Management Contract, or delivery of any notice of default or termination of the Relinquishment Agreement or (if delivered on or subsequent to the Effective Date) of the Connecticut Management Agreement or any Management Contract, a copy of such amendment, waiver, modification and notice;

            (i) promptly following the delivery or receipt, as the case may be, of any written notice or communication pursuant to or in connection with any Subordinated Note Indenture or any of the Subordinated Notes, a copy of such notice or communication; and

            (j) such other information respecting the condition or operations, financial or otherwise, of SIHL or any of its Subsidiaries as either Issuer or any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION VII.1.2. COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each of their respective Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

            (a) in the case of SIHL and its Significant Subsidiaries, the maintenance and preservation of its corporate existence (except as otherwise permitted by this Agreement) and qualification as a foreign corporation; and

            (b) the payment, before the same becomes delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION VII.1.3. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of their respective Significant Subsidiaries to, maintain, preserve, protect and keep its properties in reasonably good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless SIHL determines in good faith that the continued maintenance of any of their respective properties (other than the Core Assets) is no longer economically desirable.

      SECTION VII.1.4. INSURANCE. (a) Each Borrower will, and will cause each of their respective Significant Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, and will, upon request of the Administrative Agent, furnish to the Lender Parties at reasonable intervals a certificate of an Authorized Officer of SIHL setting forth the nature and extent of all insurance maintained by SIHL and its Significant Subsidiaries in accordance with this Section.

      (b) In addition, without limiting the foregoing, SIBL shall (and cause members of the SIBL Group to) comply with the following requirements:

            SIBL will, and will cause its Subsidiaries to, maintain (for so long as such property is subject to a lien in favor of the Secured Parties) insurance noting the Collateral Agent's interest as joint loss payee with SIBL (or such Subsidiary) on behalf of the Secured Parties (to the extent of their interest) against loss or damage by fire, hurricane, flood, windstorm, tempest, seawave, earthquake, riot, civil commotion, aircraft and articles dropped therefrom to the full value thereof (not subject to average) all buildings and the contents thereof, structures and erections situate upon any freehold or leasehold property of SIBL and its Subsidiaries (both while under construction and after completion), and in particular shall maintain with respect thereto:

                  (i) "All Risks" insurance on the buildings situate thereon in an amount not less than the replacement building value;

                  (ii) "All Risks" insurance on all inventory, furnishings,
            fittings and equipment situate thereon or in transit thereto; and

                  (iii) "All Risks" public liability third party insurance in an amount as is usual for companies carrying on a similar business;

      and shall keep the Bahamas Property and all buildings and contents thereof and structures and erections so insured with an insurer approved by the Managing Agents. Such insurance insuring the collateral in which the Lender Parties have a security interest shall include clauses in form satisfactory to the Administrative Agent to

                  (iv) ensure payment of any loss to the Collateral Agent (for the benefit of the Secured Parties), notwithstanding

                        (A) the occupation or use of the Bahamas Property for
                  purposes more hazardous than permitted by the terms of any such policy, or

                        (B) any exercise of the power of sale or any foreclosure
                  or other action or proceeding taken by any Agent, any Issuer or the Lenders pursuant to any provision of this Agreement, the Debentures or any other Instrument executed pursuant hereto;

                  (v) ensure that no breach or violation of any term of or any warranty declaration or condition contained in such policy of insurance by SIHL or any of its Subsidiaries or any other assured will invalidate or render unenforceable such policy or any provision thereof as regards the Secured Parties;

                  (vi) provide that the insurers will agree to hold harmless and waive rights of recourse against the Secured Parties and their respective officers, directors, employees and agents;

                  (vii) provide that the insurers will waive any right of
            subrogation against the Secured Parties;

                  (viii) provide that the Secured Parties shall not be liable for any premiums in respect thereof and that the insurers shall not exercise any right of set-off or counterclaim in respect of unpaid premiums or otherwise against the interests of the Secured Parties; and

                  (ix) ensure that the relevant insurer undertakes to advise the
            Secured Parties promptly after acquiring knowledge:

                        (A) of any cancellation of the insurance, at least 30
                  days (10 days in the case of non-payment of premiums with respect to insurance maintained by RIH) before such cancellation is due to take effect;

                        (B) of any alteration in or termination of or expiry of
                  the insurance, at least 30 days before such alteration, termination or expiry is due to take effect;

                        (C) of any delay or failure to pay any premium or to
                  renew the insurance, at least 30 days prior to the date of renewal thereof; and

                        (D) of any act or omission or any event of which the
                  insurer has knowledge and which might invalidate or render unenforceable (as between SIHL, such Subsidiary and such insurer) in whole or in part such insurance.

      SECTION VII.1.5. BOOKS AND RECORDS. Each Borrower will, and will cause each of their respective Significant Subsidiaries to, keep books and records which accurately reflect all of their respective business affairs and transactions and permit the Managing Agents, the Issuers and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss its and such Subsidiaries' financial matters with each Lender or its representatives whether or not any representative of any Borrower or such Subsidiary is present) and to examine any of its books or other corporate records. Following the occurrence of an Event of Default, SIHL shall pay any fees of such independent public accountant incurred in connection with either Managing Agent's, either Issuer's or any Lender's exercise of its rights pursuant to this Section.

      SECTION VII.1.6. ENVIRONMENTAL COVENANT. Each Borrower will, and will cause each of their respective Subsidiaries to,

            (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

            (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to compliance with Environmental Laws; and

            (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 7.1.6.

      SECTION VII.1.7. FUTURE INVESTMENTS IN SIGNIFICANT SUBSIDIARIES. To the extent permitted by this Agreement,

            (a) upon SIHL or any Guarantor directly or indirectly acquiring additional capital stock of or other equity interests in any Person that constituted a Pledged Share Issuer (as defined in a Pledge Agreement); or

            (b) upon SIHL or any other Subsidiary directly or indirectly acquiring or otherwise having a Significant Subsidiary (including if a non-Significant Subsidiary becomes a Significant Subsidiary) following the Effective Date; or

            (c) upon SIHL or any of its Subsidiaries making an Investment in a Person directly or indirectly with the proceeds of any Loans that have been advanced to SIHL by SIBL, RIH or SINI;

SIHL shall notify the Administrative Agent of such acquisition, and shall cause any Significant Subsidiary acquired or designated after the Effective Date to execute and deliver a Security Agreement and, if such Person owns any real property with a fair market value in excess of $5,000,000, a Mortgage (or, if applicable, a supplement to an existing Mortgage), and any other instruments, documents or filings reasonably requested by the Administrative Agent to perfect its security interest in the collateral described in such Security Agreement and such Mortgage, and SIHL and each other Obligor shall, pursuant to a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement), pledge to the Administrative Agent, for its benefit and that of the Secured Parties,
(i) in the case of CLAUSES (a) and (b) above, all of the additional or outstanding capital stock or equity interests so acquired within 30 days of acquisition or (ii) in the case of CLAUSE (c) above, the promissory note, duly endorsed in favor of the Administrative Agent (if such Investment is by way of a loan or advance) or the capital stock, equity or other ownership interest (if such Investment is in the form of other than a loan or advance), in each case made or issued by SIHL and each Significant Subsidiary that is in the chain of ownership in connection with such Investment, and, in the case of CLAUSES (a),
(b) and (if applicable) (c) above, also deliver to the Administrative Agent undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock or equity interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities or equity interests has been transferred to and perfected by the Administrative Agent, for the benefit of the Issuers and the Lenders, in accordance with Article 8 and Article 9 of the U.C.C. or any other analogous local law which may be applicable), and to the extent any Subsidiary designated as a Significant Subsidiary is not already a party to a Guaranty, such Significant Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement together with, if requested by the Administrative Agent, such opinions of legal counsel for the Obligors from counsel reasonably satisfactory to the Administrative Agent relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing requirements, SIHL agrees that it will cause each Subsidiary that is required to deliver a guaranty of any Subordinated Debt to also execute and deliver a Guaranty Supplement to the Administrative Agent prior to or contemporaneously delivering a guaranty of Subordinated Debt. The Lenders acknowledge and agree that SINI shall not be required to provide a Mortgage and comply with the other terms of this Section with respect to the Excluded Desert Inn Property until the six-month anniversary of the date of the consummation of the Desert Inn Acquisition, and then only to the extent that the Excluded Desert Inn Property has not (on or prior to such date) been Disposed of pursuant to SECTION 7.2.11.

      SECTION VII.1.8. USE OF PROCEEDS. The Borrowers shall apply the proceeds of each Credit Extension in accordance with the THIRTEENTH RECITAL; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U. Furthermore, each Borrower agrees that if the proceeds of any Credit Extension will be used in connection with the Desert Inn Acquisition, such Credit Extension shall initially be made to SINI.

      SECTION VII.1.9. MANAGEMENT CONTRACTS; OMNIBUS AGREEMENT, RELINQUISHMENT AGREEMENT. At all times prior to January 1, 2000, SIHL shall cause the amounts payable to it under the Omnibus Agreement and to it or its Subsidiaries under each Management Contract to be payable (i) in the case of the Omnibus Agreement, to only SIHL and/or (upon no less than 10 Business Days' prior written notice to the Administrative Agent) one or more Guarantors, and (ii) in the case of each Management Contract, to SIHL or a Guarantor, and (in each case) upon any Guarantor being entitled to receive any such payments, each such Guarantor shall (to the extent it has not already done so), execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, a Security Agreement together with executed copies of Uniform Commercial Code financing statements (Form UCC-1) under the laws of the applicable state, and any analogous filings required by jurisdictions outside of the United States, in each case naming SIHL or such Guarantor as a debtor and the Administrative Agent as the secured party, or such other similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the applicable Security Agreement in such Person's rights under the Management Contract or the Omnibus Agreement.

      SECTION VII.1.10. PRIORITY OF LENDERS' LIENS. Each Borrower will, and will cause their Subsidiaries to, do all things necessary to ensure that at all times the claims of the Secured Parties against the Obligors under this Agreement and the other Loan Documents that provide for

Collateral Documents are prior to and superior to the claims of all other creditors, except as expressly permitted in this Agreement.

      SECTION VII.1.11. ACCESS TO PROPERTY. Each Borrower shall permit the Managing Agents and their agents, consultants, employees and representatives access to inspect its material properties upon giving reasonable notice (except during the continuance of an Event of Default when no notice shall be required).

      SECTION VII.1.12. CONTRACT ASSIGNMENTS. Each Borrower will, and will cause their Subsidiaries to, execute and deliver an assignment with respect to all Contracts and Architect's Agreements, pursuant to which all right, title and interest of SIHL or the relevant Subsidiary in, to, under and in respect of the Contracts and Architect's Agreements shall be assigned to the Administrative Agent, for the benefit of the Secured Parties, together with the consent of each applicable counterparty thereto and the agreement of such counterparty to perform its Contract or Architect's Agreement in accordance with its terms for the benefit of the Administrative Agent, for the benefit of the Secured Parties, which consents and agreements shall be in writing, in form and substance satisfactory to the Administrative Agent.

      SECTION VII.1.13. NJCCC APPROVAL. Within 30 days following receipt by RIH of NJCCC Approval, RIH shall deliver to the Administrative Agent (a) counterparts of amendments to the existing Mortgages, each duly executed by an Authorized Officer of RIH, which amendments shall increase the amount of the existing Mortgages to an amount equal to the aggregate principal amount of all Credit Extensions which may at any time be outstanding and otherwise satisfactory in form and substance to the Managing Agents and their counsel, (b) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the mortgage amendments as may be necessary or, in the reasonable opinion of the Managing Agents, desirable effectively to insure a valid first mortgage Lien against the properties purported to be covered thereby, subject only to the Permitted Encumbrances, (c) such other approvals, opinions or documents as the Managing Agents may reasonably request with respect to such amendments, (d) endorsements duly issued by the Title Insurer which issued the mortgagee's title insurance policies on the existing Mortgages, amending the existing mortgagee's title insurance policies to amounts reasonably satisfactory to the Managing Agents and their counsel, which title insurance policies shall include, to the extent available, a comprehensive endorsement, variable rate endorsement, access and utilities endorsements, a mechanic's lien endorsement, a zoning endorsement and such other endorsements as the Managing Agents shall request, and (e) evidence that all premiums, title examination, surveys, departmental violations, judgment and Uniform Commercial Code search charges (as applicable) and other charges and fees shall have been paid in full or provided for in a manner satisfactory to the applicable Title Insurer and the Managing Agents.

      SECTION VII.1.14. OTHER AMOUNTS. SIHL shall maintain deposits in a collateral account with the Administrative Agent in an amount reasonably requested from time to time by, and on terms and conditions satisfactory to, the Administrative Agent sufficient to pay any duties that may become due with respect to the Loan Documents, which amount may be applied by the Administrative Agent to the payment of such duties at any time after the occurrence and during the continuance of an Event of Default.

      SECTION VII.1.15. APPRAISALS. Upon the written request of any Lender acting pursuant to Legal Requirements, each of the Borrowers agree that the Administrative Agent may, at the expense of the Borrowers, commission an Appraisal of any property (a) to which such Borrower holds legal title and (b) which is encumbered by any Mortgage or Debenture, or any amendment, restatement, or modification thereof.

      SECTION VII.2. NEGATIVE COVENANTS. Each of the Borrowers agrees with the Administrative Agent, the Managing Agents, the Issuers and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each of the Borrowers will perform the obligations set forth in this SECTION 7.2.

      SECTION VII.2.1. BUSINESS ACTIVITIES. SIHL will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the FIRST RECITAL, the development and sale of time sharing and resort home properties, and (in each case), such activities as may be incidental or related thereto.

      SECTION VII.2.2. INDEBTEDNESS. SIHL will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a) Indebtedness of the Borrowers and the Guarantors in respect of the Credit Extensions and other Obligations;

            (b) unsecured Indebtedness of a Borrower owing to a Subsidiary of SIHL (including another Borrower), but only if such Borrower and such Subsidiary have executed and delivered to the Administrative Agent a Subordination Agreement and such Indebtedness shall be evidenced by a note (which shall, unless the Administrative Agent shall otherwise agree, be in the form of Exhibit A to a Pledge Agreement and shall, pursuant to a Pledge Agreement, be pledged to the Administrative Agent for its benefit and that of the Secured Parties);

            (c) Indebtedness existing as of August 12, 1997 which is identified in ITEM 7.2.2(C) ("Ongoing Indebtedness") of the Disclosure Schedule;

            (d) Indebtedness which is incurred by SIHL or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance its acquisition of such assets;

            (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness of the types set forth in CLAUSES (a), (b) and (c) of the definition of Indebtedness or Contingent Liabilities in respect of such types of Indebtedness);

            (f) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted in SECTION 7.2.7;

            (g) Indebtedness of Guarantors (other than a Borrower) owing to a Borrower; PROVIDED that such Indebtedness shall not result in such Borrower being treated as a conduit entity within the meaning of U.S. Treasury regulations section 1.881-3(a)(2)(ii)(B)(2)(iii) and which shall be evidenced by a note (which shall, unless the Administrative Agent shall otherwise agree, be in the form of Exhibit A to the applicable Borrower Pledge Agreement and which, in the case of Indebtedness of RIH to such Borrower, unless the failure so to provide would not result in any Borrower being treated as a conduit entity within the meaning of U.S. Treasury regulations Section 1.881-3(a)(2)(ii)(B)(2)(iii) shall provide for aggregate payments of interest that equal or exceed the aggregate payments of interest that are required to be made hereunder in respect of an equivalent principal amount of Loans) and shall, pursuant to a Borrower Pledge Agreement, be pledged to the Administrative Agent for its benefit and that of the Secured Parties;

            (h) Indebtedness of a Guarantor (other than a Borrower) owing to another Guarantor (other than a Borrower); PROVIDED that such Indebtedness shall not result in such Guarantor being treated as a conduit entity within the meaning of U.S. Treasury regulations section 1.881-3(a)(2)(ii)(B)(2)(iii) and which shall be evidenced by a note (which shall, unless the Administrative Agent shall otherwise agree, be in the form of Exhibit A to the Subsidiary Pledge Agreement) and shall, pursuant to a Subsidiary Pledge Agreement, be pledged to the Administrative Agent for its benefit and that of the Secured Parties;

            (i) Indebtedness of SIBL pursuant to (i) the WC Facility or (ii) any other revolving credit facility entered into by SIBL to refinance the WC Facility (with such revolving credit facility being referred to as the "REFINANCING WC FACILITY", and the WC Facility and the Refinancing WC Facility being collectively referred to as the "SUPPLEMENTAL FINANCING") and, in the case of the Refinancing WC Facility, on terms and conditions satisfactory to the Managing Agents), in each case for purposes of providing working capital funds to SIBL in a principal amount not to exceed $15,000,000; PROVIDED that prior to incurring Supplemental Financing, the lenders of the Supplemental Financing (or an agent acting on behalf of such lenders) shall have executed and delivered to the Administrative Agent the Intercreditor Agreement;

            (j) unsecured Subordinated Debt of SIHL or its wholly-owned Subsidiaries;

            (k) Indebtedness of a Subsidiary (other than a Guarantor) owing to another Subsidiary that is not a Guarantor;

            (l) Indebtedness of SIHL or its Subsidiaries in the form of Contingent Liabilities of the obligations of third parties; and

            (m) other unsecured Indebtedness of SIHL and its Subsidiaries not to exceed $15,000,000;

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSE (d) or CLAUSES (f) through (and including) (m) shall be permitted if, either before or after giving effect to the incurrence of such Indebtedness, any Default under
SECTION 7.2.4 has occurred and is then continuing or, on a PRO FORMA basis, would result therefrom.

      SECTION VII.2.3. LIENS. SIHL will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens securing payment of the Obligations granted pursuant to any Loan Document and Permitted Encumbrances;

            (b) Liens in favor of Secured Parties on the same collateral that secures the Obligations to secure Indebtedness permitted pursuant to CLAUSE (i) of SECTION 7.2.2, which Liens may rank PARI PASSU with the Lender Parties' Lien on the same collateral on terms satisfactory to the Managing Agents, but only if such Secured Parties have executed and delivered the Intercreditor Agreement;

            (c) Liens described in ITEM 7.2.3(c) ("Existing Liens") of the Disclosure Schedule granted prior to August 12, 1997 to secure payment of Indebtedness of the type permitted and described in CLAUSE (c) of SECTION 7.2.2;

            (d) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSES (d) or (f) of SECTION 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

            (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (i) Liens granted by SIHL or any of its Subsidiaries to other than Subordinated Noteholders (or trustees or representatives of Subordinated Noteholders) to secure other than Subordinated Debt, consisting of a security interest in cash, Cash Equivalent Investments and/or marketable securities to secure obligations of SIHL or such Subsidiaries which are incurred pursuant to CLAUSE (l) of SECTION 7.2.2; PROVIDED that, the Secured Parties hereby agree that the Lien in such cash, Cash Equivalent Investments and/or marketable securities created by the Loan Documents shall be automatically subordinated to any Lien permitted under this clause in respect of the Indebtedness incurred under CLAUSE (l) of SECTION 7.2.2; and

            (j) Liens on deposits or similar payments made in connection with Investments permitted by SECTION 7.2.5 or the acquisition of assets permitted by the terms of this Agreement; PROVIDED, that the maximum aggregate amount of such deposits or similar payments shall not exceed $20,000,000.

      SECTION VII.2.4.  FINANCIAL CONDITION.  SIHL will not permit:

            (a) the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 3.00:1;

            (b) Consolidated Net Worth at any time to be less than an amount equal to the sum of (i) $802,110,000, PLUS (ii) 75% of Net Income of SIHL and its Subsidiaries for each of the preceding full Fiscal Quarters occurring since September 30, 1999 (without deduction for losses), PLUS
      (iii) 100% of Net Equity Proceeds (if any) received by SIHL during each of the preceding full Fiscal Quarters occurring since September 30, 1999.

            (c) the Total Debt to Consolidated EBITDA Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period in column I (PROVIDED that until the Desert Inn Acquisition has been consummated, the ratios set forth in column II shall apply):

                                                    Total Debt
             Period                        to Consolidated EBITDA Ratio
             ------                        -----------------------------
                                               I                II
                                              --               ---

      Effective Date through
      June 30, 2000                                4.00:1           4.00:1

      July 1, 2000 through
      December 31, 2000                            4.75:1           4.50:1

      January 1, 2001 through
      June 30, 2001                                4.25:1           4.00:1

      July 1, 2001 through
      December 31, 2001                            3.75:1           3.50:1

      January 1, 2002 and thereafter               3.25:1           3.25:1

            (d) the Senior Funded Debt to Consolidated EBITDA Ratio any time during any period set forth below to be greater than the ratio set forth opposite such period in column I (PROVIDED that until the Desert Inn Acquisition has been consummated, the ratios set forth in column II shall apply):

                                                 Senior Funded Debt
             Period                         to Consolidated EBITDA Ratio
             ------                         -----------------------------
                                                 I              II
                                                --             ---

      Effective Date through
      December 31, 1999                            3.00:1           3.00:1

      January 1, 2000 through
      March 31, 2000                               2.75:1           2.75:1

      April 1, 2000 though
      June 30, 2000                                2.50:1           2.50:1

      July 1, 2000 through
      December 31, 2000                            3.00:1           2.75:1

      January 1, 2001 through
      June 30, 2001                                2.75:1           2.50:1

      July 1, 2001 through
      December 31, 2001                            2.50:1           2.25:1

      January 1, 2002 and thereafter               2.25:1           2.25:1


The parties hereto hereby acknowledge and agree that the Compliance Certificate to be delivered for the Fiscal Quarter ended September 30, 1999 shall include calculations determined by, and shall otherwise be prepared in accordance with, the terms of the Existing Credit Agreement.

      SECTION VII.2.5. INVESTMENTS. SIHL will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication):

            (a) Investments existing on August 12, 1997 and identified in ITEM 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

            (b)  Cash Equivalent Investments;

            (c) Investments permitted as Indebtedness pursuant to CLAUSE (b), CLAUSE (g), CLAUSE (h) and CLAUSE (k) of SECTION 7.2.2;

            (d) in the ordinary course of business, Investments by SIHL in the Guarantors, or by any Guarantor in any other Guarantor, by way of contributions to or purchases of capital to the extent that all capital stock of other equity interests evidencing such Investments are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to SECTION 7.1.7;

            (e) Investments made with Net Equity Proceeds by SIHL in an amount equal to the amount of such Net Equity Proceeds in a venture (or in a Person engaged in a venture) of the type permitted by SECTION 7.2.1, whether or not such Investment is in a Subsidiary of SIHL, or, after giving effect to such Investment, the Person in which such Investment is made becomes a Subsidiary of SIHL; and

            (f)  subject to SECTION 7.2.1, other Investments;

PROVIDED, HOWEVER, that

            (g) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (h) no Investment otherwise permitted by CLAUSE (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default of the type set forth in

      CLAUSES (a) through (d) of SECTION 8.1.9 or any other Event of Default shall have occurred and be continuing or would result therefrom; and

            (i) notwithstanding anything to the contrary contained herein, an Investment or other acquisition of all or any portion of the capital stock or other equity interest in any Person permitted in this Section may be pursued or made only if such Investment or acquisition is not opposed by the board of directors (or equivalent managerial body) of such Person prior to the expenditure of any funds in connection therewith.

      SECTION VII.2.6. RESTRICTED PAYMENTS, ETC. SIHL will not, and will not permit any of the Subsidiaries to,

            (a) declare or make a Restricted Payment, or make any deposit for any Restricted Payment; PROVIDED, that notwithstanding the foregoing, SIHL shall be permitted to declare or make a Restricted Payment if (x) both before and after giving effect to the such Restricted Payment, no Default has occurred and is continuing or would result therefrom, (y) SIHL shall have delivered a Compliance Certificate to the Administrative Agent certifying to that effect and evidencing, on a PRO FORMA basis after giving effect to such Restricted Payment, compliance with each of the covenants set forth in SECTION 7.2.4, and (z) the aggregate amount of all Restricted Payments made in any Fiscal Year when aggregated with the principal amount of, and accrued interest (and premium, if any) on any Subordinated Notes redeemed, purchased or defeased in accordance with CLAUSE (b)(ii), shall not exceed the Restricted Payment Amount;

            (b) (i) make any payment or prepayment of principal of, or interest on, any Subordinated Notes (A) on any day other than, in the case of interest only, the stated scheduled date for such payment of interest set forth in the applicable Subordinated Notes or in the applicable Subordinated Note Indenture, or (B) which would violate the terms of this Agreement or the Subordination Provisions of such Subordinated Note Indenture; or (ii) redeem, purchase or defease any Subordinated Notes provided, that notwithstanding the foregoing, SIHL shall be permitted in each Fiscal Year to pay, prepay, purchase, redeem or defease Subordinated Notes but only to the extent that the principal amount so paid, prepaid, purchased, redeemed or defeased, when aggregated with the amount of Restricted Payments paid under CLAUSE (a), does not exceed the Restricted Payment Amount; and

            (c) make any deposit for any of the foregoing purposes in excess of the amounts permitted by CLAUSE (a) or (b).

      SECTION VII.2.7. CAPITAL EXPENDITURES, ETC. SIHL will not, and will not permit any of its Subsidiaries to, make or commit to make

            (a) Capital Expenditures in connection with the maintenance of existing assets or to acquire fixed assets to replace other fixed assets no longer useful in the business of SIHL and its Subsidiaries which in any Fiscal Year aggregate in excess of the amount set forth below opposite such Fiscal Year:

           1999                     $40,000,000
           2000                     $45,000,000
           2001                     $45,000,000
           2002                     $45,000,000;

      PROVIDED, HOWEVER, that (i) to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to the table set forth above without giving effect to this CLAUSE (i) (the "BASE AMOUNT") exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by SIHL to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to SIHL and its Subsidiaries using the Base Amount for such succeeding Fiscal Year, without giving effect to such carry-forward); and

            (b) Capital Expenditures made as part of a pre-development program on the approximately 30-acre parcel of real property adjacent to the Desert Inn in an aggregate amount since the Effective Date in excess of $50,000,000.

The Lenders acknowledge and agree that, except as to the limitations set forth above, SIHL and its Subsidiaries shall be permitted to make other Capital Expenditures.

      SECTION VII.2.8. TRANSACTIONS WITH AFFILIATES. SIHL will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to SIHL or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of SIHL or such Subsidiary with a Person which is not one of its Affiliates.

      SECTION VII.2.9. RESTRICTIVE AGREEMENTS, ETC. SIHL will not, and will not permit any of its Significant Subsidiaries to, enter into any agreement (excluding (i) this Agreement and any other Loan Document, (ii) in the case of CLAUSE (a)(i) below, (x) any agreement governing any Indebtedness permitted by CLAUSES (d) or (f) of SECTION 7.2.2 as to the assets financed with the proceeds of such Indebtedness and (y) Indebtedness permitted by CLAUSE (i) of SECTION
7.2.2 and (iii) in the case of CLAUSE (a) below, as required under applicable laws binding on SINA and its Subsidiaries) prohibiting

            (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) ability of SIHL or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of SIHL or any of its Significant Subsidiaries to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on Investments, or the ability of any such Significant Subsidiary to make any payment, directly or indirectly, to any Borrower.

      SECTION VII.2.10. CONSOLIDATION, MERGER, ETC. SIHL will not, and will not permit any of its Significant Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all of the capital stock or all or substantially all of the assets of any Person (or of any division thereof) except

            (a) any wholly-owned Subsidiary that is a Guarantor (other than SIBL, RIH or SINI) may liquidate or dissolve voluntarily into, and may merge with and into, SIHL or any other wholly-owned Guarantor, and the assets or stock of any wholly-owned Subsidiary that is a Guarantor (other than SIBL, RIH or SINI) may be purchased or otherwise acquired by SIHL or any other wholly-owned Subsidiary that is a Guarantor;

            (b) so long as no Default of the type set forth in CLAUSES (a) through (d) of SECTION 8.1.9 or any other Event of Default has occurred and is continuing or would occur as a result of, and after giving effect thereto, SIHL or any of its Subsidiaries may purchase all or substantially all of the assets or all of the capital stock of any Person if permitted (without duplication) by SECTION 7.2.7 to be made as a Capital Expenditure or if permitted as an Investment pursuant to CLAUSES (e) or (f) of SECTION 7.2.5; and

            (c) any Subsidiary that is not a Guarantor nor a Significant Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any other Subsidiary, a Guarantor or any other Person.

      SECTION VII.2.11. ASSET DISPOSITIONS, ETC. SIHL will not, and will not permit any of its Subsidiaries to sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights (collectively referred to as a "DISPOSITION"), with respect to, any assets of SIHL or any Subsidiary (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

            (a) such Disposition is (i) in the ordinary course of its business (it being agreed that, other than the subdivision and sale of real property and improvements in each case in and around the Ocean Club and the golf course located on Paradise Island, The Bahamas, the sale of real property is not, for purposes of this Agreement or any other

      Loan Document, in the "ordinary course of business") or (ii) permitted by
      SECTION 7.2.10; or

            (b) such Disposition is of the Excluded Desert Inn Property in connection with a timeshare joint venture agreement with Starwood or its Affiliates pursuant to the terms set forth in Exhibit 10.6(b)-1 of the Desert Inn Purchase Agreement;

            (c) such Disposition is the issuance of up to 20% of the capital stock of SINI to Starwood or its Affiliates pursuant to the terms of the Starwood Agreements, which Starwood Agreements shall be in form and substance and containing terms satisfactory to the Managing Agents; or

            (d) in addition to CLAUSES (a), (b) and (c), other Dispositions; PROVIDED, that the fair market value of the assets that are the subject of the Disposition (i) in any single transaction or series of transactions does not exceed $30,000,000 in any given Fiscal Year and (ii) after giving effect to all such Dispositions, does not exceed $75,000,000 in the aggregate over the term of this Agreement, and any such Disposition is in an arm's-length transaction and made for fair market value, and at least 50% of the consideration received is in cash, with all non-cash consideration being evidenced by a note in form and substance satisfactory to the Administrative Agent, which note shall be pledged to the Administrative Agent under a Pledge Agreement and the Administrative Agent shall be satisfied that it has a first priority, perfected Lien on and security interest in such note.

Notwithstanding anything in this Agreement or in any Loan Document to the contrary, (i) the Borrowers will not, and will not permit any of their Subsidiaries to, permit a Disposition of any Core Assets (or any interest therein), and (ii) a Disposition of any real property contiguous to Core Assets (or upon which Core Assets are situated) shall only be permitted on terms that do not contain any restrictions, agreements or covenants that will interfere in any material adverse respect with access to or the operations of any Core Assets. Upon a Disposition permitted by this Section the Lien in favor of the Secured Parties upon the assets so sold, transferred, leased, contributed or conveyed shall automatically terminate and be released.

      SECTION VII.2.12. MODIFICATION OF CERTAIN AGREEMENTS. SIHL will not, and will not permit any of its Subsidiaries to, agree to or, in the case of the Relinquishment Agreement, vote in favor of, any material amendment or other modification to the Relinquishment Agreement, the Omnibus Termination Agreement or the Desert Inn Purchase Agreement, or (to the extent not restricted by law) permit the Relinquishment Agreement, the Omnibus Termination Agreement or the Desert Inn Purchase Agreement to be materially amended without, in the case of the Relinquishment Agreement and the Omnibus Termination Agreement, the prior written consent of the Required Lenders, or, in the case of the Desert Inn Purchase Agreement, the prior written consent of the Managing Agents, which may be withheld in the sole discretion of the Required Lenders or the Managing Agents, as applicable; it being acknowledged and agreed by the parties hereto that any amendment or other modification which would have the effect of (i) reducing any fees paid to SIHL or any Subsidiary under the Relinquishment Agreement, (ii) shortening the term of the Relinquishment Agreement or (iii) allowing the fees or other amounts payable under the Relinquishment Agreement to be paid to any Person or Persons other than TCA, SIHL or a Guarantor, shall, in each case, be deemed to be material.

      SECTION VII.2.13. MODIFICATION OF SUBORDINATED DEBT DOCUMENTS. Without the prior written consent of the Required Lenders, SIHL will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Subordinated Debt (including any Subordinated Note Indenture or any of the Subordinated Notes), or any guarantees delivered in connection with any Subordinated Debt (collectively, the "RESTRICTED AGREEMENTS"), or make any payment in order to obtain an amendment thereof or change thereto, if the effect of such amendment, supplement, modification or change is to (i) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to such Subordinated Debt or any such Restricted Agreement, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to SIHL or any of its Subsidiaries or (ii) change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof or change the Subordination Provisions thereof.

      SECTION VII.2.14. RATE PROTECTION AGREEMENTS. SIHL will not, and will not permit any of its Subsidiaries to, enter into any Rate Protection Agreements with an aggregate notional principal amount of Indebtedness in excess of $500,000,000, or if less, the Commitment Amount that is available to be drawn or borrowed under the terms of this Agreement.

      SECTION VII.2.15. ASSETS/REVENUES IN OTHER THAN SIGNIFICANT SUBSIDIARIES. SIHL will not permit more than (i) 15% of the consolidated revenues of SIHL and its Subsidiaries during any Fiscal Quarter or (ii) 15% of the consolidated assets of SIHL and its Subsidiaries at the end of any Fiscal Quarter, to be generated or owned by other than SIHL or Significant Subsidiaries that are Guarantors.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION VIII.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

      SECTION VIII.1.1. NON-PAYMENT OF OBLIGATIONS. Any Borrower shall default
(i) in the payment or prepayment when due of any principal on any Credit Extension or repayment of any Reimbursement Obligation, or (ii) in the payment when due of any interest on any Credit Extension or any commitment fee (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment of any other Obligation (and such default shall continue unremedied for a period of 15 days following the submission of an invoice to the relevant Borrower and SIHL in respect of such other Obligation).

      SECTION VIII.1.2. BREACH OF WARRANTY. The representations and warranties of SIHL or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Obligor to the Administrative Agent, either Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect.

      SECTION VIII.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND Obligations. Any Borrower shall default in the due performance and observance of any of its obligations under SECTION 7.2 or SECTIONS 7.1.1, 7.1.4, 7.1.6 or 7.1.7.

      SECTION VIII.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 15 days after notice thereof shall have been given to the relevant Obligor and SIHL by the Administrative Agent.

      SECTION VIII.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of SIHL or any Significant Subsidiary having a principal amount, individually or in the aggregate, in excess of $7,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness of SIHL or any Significant Subsidiary which results in the acceleration of the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness of SIHL or any Significant Subsidiary, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION VIII.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $7,500,000 (to the extent not covered by insurance (other than self-insurance)) shall be rendered against SIHL or any Significant Subsidiary and either

            (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

            (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION VIII.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

            (a) the institution of any steps by any Borrower, any member of their respective Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

            (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

      SECTION VIII.1.8. CHANGE IN CONTROL. Any Change in Control shall occur.

      SECTION VIII.1.9. BANKRUPTCY, INSOLVENCY, ETC. SIHL or any of its Significant Subsidiaries or any Obligor shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each such Person hereby expressly authorizes the Administrative Agent, each Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any such Person, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each such Person hereby expressly authorizes the Administrative Agent, each Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing.

      SECTION VIII.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; SIHL or any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

      SECTION VIII.1.11. AMENDMENTS TO, OR TERMINATION OF, CERTAIN Agreements. The TCA Partnership Agreement, the Relinquishment Agreement or the Omnibus Termination Agreement shall, in whole or in part, be amended, supplemented, modified, terminated, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto, in each case if the effect of such amendment, supplement, modification, termination or other action, is materially adverse to the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole.

      SECTION VIII.1.12. LOSS OF BAHAMIAN APPROVALS. The approval of the Exchange Control of The Central Bank of The Commonwealth of The Bahamas with respect to this Agreement or the Notes delivered by SIBL or SIHL, and the undertaking to make available to SIBL or SIHL and the other Obligors such foreign exchange as may be necessary to enable SIBL or SIHL and the other Obligors to fulfill their payment obligations in Dollars, ceases to be in full force and effect and SIBL or SIHL shall fail to renew the same within 30 days or alternative arrangements shall not have been made by SIBL or SIHL for payment of the Obligations in Dollars.

      SECTION VIII.1.13. LOSS OR REVOCATION OF CASINO LICENSE. Any Casino License is revoked, suspended, rescinded, denied or not renewed when required in accordance with its terms and as a result the casino or casinos governed thereby are not able to operate for a period of 14 or more days.

      SECTION VIII.1.14. LOSS OF PROPERTY; CHANGE IN MANAGEMENT. SIBL or any of the Obligors or any material part of the revenues or assets of SIBL, the Obligors or the Bahamas Property (as the case may be) is seized, nationalized, expropriated or compulsorily purchased or any applicable authority resolves to make an order for such seizure, nationalization, expropriation or compulsory purchase or the management of SIBL or any Obligor is wholly or partially displaced or its authority in the conduct of its business is wholly or partially curtailed and such action would reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and its Subsidiaries, taken as a whole.

      SECTION VIII.1.15. FAILURE OF SUBORDINATION. The subordination provisions relating to any Subordinated Note Indenture or contained in any Subordinated Notes (the "SUBORDINATION

PROVISIONS") shall fail to be enforceable by the Lender Parties (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other monetary Obligations shall fail to constitute Senior Indebtedness, "Senior Debt" or the same (or any other similar) term used to define the monetary Obligations; or any Subordinated Debt Issuer (or guarantor of any Subordinated Debt) shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Lender Parties.

      SECTION VIII.1.16. REDEMPTION. Any judgment shall be entered in favor of a Subordinated Noteholder rescinding the Subordination Provisions of any Subordinated Debt or any event shall occur which, under the terms of or any other agreement or Subordinated Note Indenture, as the case may be, shall require any Subordinated Debt Issuer to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount of any such Subordinated Debt prior to its final stated maturity date (other than as a result of the conversion of such Subordinated Debt into the equity of SIHL without the requirement of any monetary consideration being paid by or on behalf of SIHL).

      SECTION VIII.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION VIII.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX

                           THE CO-SYNDICATION AGENTS,
                              ADMINISTRATIVE AGENT,
                                COLLATERAL AGENT
                               AND MANAGING AGENTS

      SECTION IX.1. ACTIONS. Each Lender and Issuer hereby appoints Scotiabank and SG as the Managing Agents. Each Lender and Issuer hereby appoints (i) Scotiabank as its Administrative Agent under and for purposes of this Agreement and each other Loan Document, and as Collateral Agent under and for all purposes of the Intercreditor Agreement and (ii) Scotiabank and SG as the Managing Agents under and for purposes of this Agreement and each other Loan Document. Each Lender and Issuer authorizes the Administrative Agent, the Collateral Agent and the Managing Agents to act on behalf of such Issuer or Lender under this Agreement and each other Loan Document as Administrative Agent or Managing Agent (as applicable) and under the Intercreditor Agreement as Collateral Agent and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent, Collateral Agent or Managing Agents (with respect to which the Administrative Agent, each Managing Agent or the Collateral Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender and Issuer hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, each Managing Agent and Collateral Agent, PRO RATA according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document or the Intercreditor Agreement, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by an Obligor; PROVIDED, HOWEVER, that no Lender or Issuer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. Neither the Administrative Agent, either Managing Agent nor the Collateral Agent shall be required to take, or omit to take, any action hereunder, under the Notes or under any other Loan Document or (in the case of the Collateral Agent) under the Intercreditor Agreement, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document or the Intercreditor Agreement, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent, either Managing Agent or the Collateral Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION IX.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally and each Borrower jointly and severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the applicable Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION IX.3. EXCULPATION. Neither the Managing Agents, the Collateral Agent or the Administrative Agent nor any of their respective directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document or under the Intercreditor Agreement, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document or the Intercreditor Agreement, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents or the Intercreditor Agreement, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document or under the Intercreditor Agreement. Any such inquiry which may be made by the Collateral Agent or the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and the Collateral Agent shall each be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

      SECTION IX.4. SUCCESSOR. Each Managing Agent may resign upon the terms set forth in CLAUSE (a). The Administrative Agent may resign upon the terms set forth in CLAUSE (b). The Collateral Agent may resign in accordance with the terms of the Intercreditor Agreement.

            (a) Each Managing Agent may resign at any time upon at least 60 days' notice to the Borrowers and all Lenders. If a Managing Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Managing Agent which, with the prior written consent of SIHL, not to be unreasonably withheld or delayed, shall thereupon become a Managing Agent hereunder. If no successor Managing Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the retiring Managing Agent's giving notice of resignation, then the retiring Managing Agent may, on behalf of the Lenders and with the consent of SIHL (not to be unreasonably withheld), appoint a successor Managing Agent, which shall be one of the Lenders. In furtherance of the foregoing, upon the announcement that any Managing Agent will resign in its capacity as a Managing Agent, each of SIHL and the Lenders agree to use their best efforts to promptly appoint another Managing Agent. If no successor Managing Agent shall have been so appointed and shall have accepted such appointment, then the remaining Managing Agent shall be vested with the right to make the decisions that are otherwise required to be made by the Managing Agents under this Agreement and each Loan Document. If at any time there is no Managing Agent, then the Required Lenders shall be vested with the right to make any decisions that are otherwise required to be made by the Managing Agents under this Agreement and each Loan Document. Upon the acceptance of any appointment as a Managing Agent hereunder, such successor Managing Agent shall be entitled to receive from the retiring Managing Agent such documents of transfer and assignment as such successor Managing Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Managing Agent, and the retiring Managing Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Managing Agent's resignation hereunder as a Managing Agent, the provisions of

                  (i) this ARTICLE IX shall inure to its benefit as to any
            actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement; and

                  (ii) SECTION 10.3 and SECTION 10.4 shall continue to inure to its benefit.

            (b) The Administrative Agent may resign as such at any time upon at least 60 days' prior notice to SIHL and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which, with the prior written consent of SIHL, not to be unreasonably withheld or delayed, shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (i) this ARTICLE IX shall inure to its benefit as to any
            actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (ii) SECTION 10.3 and SECTION 10.4 shall continue to inure to its benefit.

      SECTION IX.5. LOANS BY AGENTS. Each of Scotiabank and SG shall have the same rights and powers with respect to (x) the Credit Extensions made by either of them or any of their respective Affiliates, and (y) the Notes held by either of them or any of their respective Affiliates as any other Lender and may exercise the same as if it were not an Agent, as applicable. Each of Scotiabank and SG and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of SIHL as if Scotiabank and SG were not an Agent hereunder, including providing the Supplemental Financing and being a counterparty to a Rate Protection Agreement.

      SECTION IX.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Administrative Agent, the Collateral Agent, each Managing Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents and the Intercreditor Agreement (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent, the Collateral Agent, each Managing Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document and under the Intercreditor Agreement.

      SECTION IX.7. COPIES, ETC. The Administrative Agent and the Collateral Agent (in the case of the Intercreditor Agreement) shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by any Borrower pursuant to the terms of this Agreement or the Intercreditor Agreement (as applicable) unless concurrently delivered to the Lenders by a Borrower. The Administrative Agent and the Collateral Agent (in the case of the Intercreditor Agreement) will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent and the Collateral Agent (in the case of the Intercreditor Agreement) from each Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or the Intercreditor Agreement (as applicable).

      SECTION IX.8. ADMINISTRATIVE AGENT INDEPENDENT RIGHTS. Each of the parties hereto hereby agrees that (i) the Administrative Agent will be a joint and several creditor of each and every Obligation of each Borrower and the Obligors under the Credit Agreement and each other Loan Document, (ii) subject to the provisions hereof, the Administrative Agent shall have its own independent right to demand performance by a Borrower and each other Obligor of the Obligations under this Agreement and each other Loan Document and (iii) any payments made directly to the Administrative Agent in respect of the Obligations shall have been deemed to have been made by such Borrower or such other Obligor for the benefit of the Lender Parties.

      SECTION IX.9. THE SYNDICATION AGENTS. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, neither Co-Syndication Agent, in such capacity, shall have any rights, duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Loan Document or otherwise exist against either Co-Syndication Agent in such capacity.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION X.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; PROVIDED, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders shall be effective unless consented to by each Lender;

            (b) modify this SECTION 10.1, decrease the percentage contained in the definition of "Required Lenders", increase the Commitment Amount by more than $175,000,000, release (i) all or substantially all collateral security or (ii) a Guarantor from its obligations under a Guaranty or under SECTION 3.4, except as otherwise specifically provided in any Loan Document, or extend the Commitment Termination Date shall be made without the consent of each Lender (it being agreed that no consent need be obtained in the case of the release of collateral in accordance with
      SECTION 7.2.11);

            (c) increase the aggregate amount of Credit Extensions required to be made by or participated in by a Lender, reduce any fees described in
      ARTICLE III payable to a Lender, extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) of a Lender shall be made without the consent of such adversely affected Lender;

            (d) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit; or

            (e) affect adversely the interests, rights or obligations of any Agent in its capacity as an Agent or any Issuer in its capacity as an Issuer shall be made without consent of such Agent or such Issuer, as the case may be.

No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION X.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when received.

      SECTION X.3. PAYMENT OF COSTS AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all expenses of the Managing Agents (including reasonable out-of-pocket expenses incurred by the Managing Agents in connection with the reasonable fees and out-of-pocket expenses of counsel to the Managing Agents and of local counsel, if any, who may be retained by counsel to the Managing Agents) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of any Collateral Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any Collateral Document or any other Loan Document; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further jointly and severally agree to pay, and to save the Managing Agents, the Issuers and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes or any other Loan Documents. The Borrowers also jointly and severally agree to reimburse the Administrative Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent, such Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION X.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitment, the Borrowers hereby jointly and severally indemnify, exonerate and hold each of the Agents, the Issuers and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties, so long as the same shall not have constituted a breach thereof by such Indemnified Party (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to ARTICLE V not to fund any Credit Extension);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by SIHL or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Issuer or such Lender is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by SIHL or any of its Subsidiaries of any Hazardous Material; or

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by SIHL or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
      Law), regardless of whether caused by, or within the control of, SIHL or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers jointly and severally hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION X.5. SURVIVAL. The obligations of the Borrowers under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
SECTION 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION X.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION X.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION X.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Borrower and the Agents and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when (i) counterparts hereof executed on behalf of the Borrowers, each Issuer, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to SIHL and each Lender, (ii) the conditions precedent set forth in SECTION 5.1 shall have been satisfied or waived in full, and (iii) the Administrative Agent (or, in the case of amounts payable under the Fee Letters, the applicable Lender) shall have received for its own account, or for the account of such Lender, as the case may be, all fees, costs and expenses due and payable pursuant to SECTIONS 3.3 and 10.3, if then invoiced.

      SECTION X.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE FOREIGN PLEDGE AGREEMENTS, THE MORTGAGES AND THE DEBENTURES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents (including the Fee Letters) constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Debentures or the Mortgages the terms and conditions of this Agreement shall prevail.

      SECTION X.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

            (a) neither any Borrower nor any other Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 10.11.

      SECTION X.11. SALE AND TRANSFER OF LOANS AND NOTE; PARTICIPATIONS IN LOANS AND NOTE. Each Lender may assign, or sell participations in, its Loans, Letters of Credit participations and Commitment to one or more other Persons in accordance with this SECTION 10.11.

      SECTION X.11.1.  ASSIGNMENTS.  Any Lender,

            (a) with the written consents of the Borrowers, the Issuers and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, with respect to the consent of the Borrowers, shall not be required if an Event of Default has occurred and is continuing) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

            (b) with notice to the Borrowers, the Issuers and the Administrative Agent, but without the consent of the Borrowers, the Issuers or the Administrative Agent, may assign and delegate to any of its Affiliates but in each case only to a Person that is exempt from qualification under N.J.S.A. 5:12-85 (each such Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans, Letters of Credit Outstanding and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Loan Commitment, Letter of Credit Commitment and participation in the Letters of Credit issued hereunder (and shall be of a constant (and not a varying) Percentage of its Commitment to lend to each Borrower) in a minimum aggregate amount of $5,000,000 (or the then remaining amount of such Lender's Loans, participating interests in Letter of Credit Outstandings and Commitments); PROVIDED, HOWEVER, (i) that in the case of partial assignments of a Lender's Loans, participating interests in Letter of Credit Outstandings and Commitments after giving effect to any such assignment such Lender shall have Loans, participating interests in Letters of Credit Outstandings and Commitments in an aggregate amount of at least $5,000,000, (ii) any assignment by a Lender to any of its Affiliates shall not be subject to the terms of this SECTION 10.11.1 and may be made free and clear of any restriction, PROVIDED that, in the case of any assignment to an Affiliate, the Obligors shall not be required to pay any amount under SECTIONS 4.3, 4.4, 4.5 or 4.6 that is greater than the amount which it would have been required to pay had no assignment to an Affiliate been made,
(iii) any such Assignee Lender will comply, if applicable, with the provisions contained in SECTION 4.6 and (iv) each Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to SIHL, the Issuers and the Administrative Agent by such Lender and such Assignee Lender;

            (d) such Assignee Lender shall have executed and delivered to SIHL and the Administrative Agent a Lender Assignment Agreement, accepted by the Issuers and the Administrative Agent and the Administrative Agent shall have registered such assignment and delegation in the Register; and

            (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent and the Issuers accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it and assumed by the Assignee Lender in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent and the Issuers have received an executed Lender Assignment Agreement, the Borrowers shall, upon the request of the Assignee Lender pursuant to SECTION 2.7, execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder and requested a Note pursuant to SECTION 2.7, replacement Notes in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes, if any, then held by such assignor Lender). Each such Note shall be dated the date of the predecessor (and corresponding) Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver it to SIHL. Accrued interest on that part of any predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of any predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this SECTION 10.11.1 shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of any Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

      SECTION X.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "PARTICIPANT") participating interests in any of the Loans, Loan Commitment, Letter of Credit Commitment and Letter of Credit Outstandings participated in by it, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

            (a) no participation contemplated in this SECTION 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

            (c) each Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, and no Lender shall take or refrain from taking any action hereunder or under any other Loan Document upon the instruction or in accordance with the direction of any Participant except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE
      (B) or (C) of SECTION 10.1; and

            (e) no Obligor shall be required to pay any amount under SECTION 4.3, 4.4, 4.5, or 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Obligor acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

      SECTION X.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude any Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with SIHL or any of its Affiliates in which SIHL or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION X.13. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, ANY ISSUER, THE LENDERS, OR THE OBLIGORS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH PERSON'S BEHALF AND ON BEHALF OF SUCH PERSON'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH PERSON IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT SUCH BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER

THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION X.14. WAIVER OF JURY TRIAL. EACH AGENT, EACH ISSUER, THE LENDERS, EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUERS, THE LENDERS OR THE BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUERS, AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION X.15. JUDGMENT CURRENCY. The Obligations of each Borrower and each other Obligor in respect of any sum due to any Lender or the Administrative Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum was originally denominated (the "ORIGINAL CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender or the Administrative Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, each Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify each Lender and the Administrative Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender and the Administrative Agent, as the case may be, each Lender and the Administrative Agent agree to remit any excess to the applicable Obligor.

      SECTION X.16. CONFIDENTIALITY. The Lenders shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as such by SIHL in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event, subject to SECTIONS 10.11.1 and 10.11.2, may make disclosure (i) to commercial banks or other financial institutions in connection with the contemplated transfer of all or any part of their assignment of their Loans and Commitment or participation therein so long as a similar confidentiality undertaking enforceable by such Lender, the Administrative Agent and SIHL are theretofore obtained by the Lender, (ii) to their examiners, Subsidiaries, outside auditors, counsel and other professional advisors in connection with this Agreement and (iii) as required or requested by any governmental authority or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall endeavor to notify SIHL of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER, that in no event shall any Lender be obligated or required to return any materials furnished by any Obligor.

      SECTION X.17. SCHEDULES. The information set forth in the Schedules (including the Disclosure Schedule) to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for information purposes only and information of a similar nature need not be included elsewhere, at the discretion of the party providing such information. Any information disclosed by a party in any Schedule shall be deemed to be disclosed in all the Schedules of such party and for all purposes under this Agreement to the extent the specific provisions of this Agreement require such disclosure.

      SECTION X.18. REPLACEMENT OF LENDERS. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each Issuer and SIHL shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in
SECTION 10.11.1, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in SECTION 10.11.1) all its interests, rights and obligations in respect of its Commitments, outstanding Loans and participating interest in Letter of Credit Outstanding under this Agreement to such Assignee Lender; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority, (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder and (iii) SIHL and the Issuers agree that the certificate of deposit rating and long-term senior unsecured debt rating of each Lender that is a signatory to this Agreement on the Effective Date (or, if no such rating is available, the "individual" rating by IBCA Limited (and, if neither rating is available for such original Lender, then such rating of the parent holding company of such Lender)) is acceptable, and following the Effective Date such Lender shall be subject to this Section only if the applicable rating is downgraded below that in effect on the Effective Date.

      SECTION X.19. RELEASE OF NON-SIGNIFICANT SUBSIDIARIES. The parties hereto acknowledge and agree that (a) each Subsidiary listed on ITEM 10.19(A) ("Released Guarantors") of the Disclosure Schedule shall be released from its obligations under the Subsidiary Guaranty and any Liens previously granted by such Released Grantors to secure payment and performance of the Obligations shall be released and (b) the Pledged Shares of each of Subsidiary listed on
ITEM 10.19(B) ("Released Pledged Share Issuers") of the Disclosure Schedule shall be released from the Lien of a Pledge Agreement, in each case based upon the Borrowers' representation that such parties are not Significant Subsidiaries. Each Lender hereby authorizes the Collateral Agent to take all actions and execute all documents necessary to evidence such releases.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    SUN INTERNATIONAL BAHAMAS LIMITED


                                    By:_______________________________
                                       Title:

                                    Address: Executive Offices
                                             Coral Towers
                                             Paradise Island,
                                             The Bahamas

                                    Facsimile No.: (242) 363-3703

                                    Attention: John R. Allison and
                                               Charles D. Adamo


                                    SUN INTERNATIONAL HOTELS LIMITED


                                    By:_____________________________
                                       Title:

                                    Address: Executive Offices
                                             Coral Towers
                                             Paradise Island,
                                             The Bahamas

                                    Facsimile No.: (242) 363-3703

                                    Attention: John R. Allison and
                                               Charles D. Adamo

                                    RESORTS INTERNATIONAL HOTEL, INC.



                                    By:______________________________
                                       Title:

                                    Address: Executive Offices
                                             Coral Towers
                                             Paradise Island,
                                             The Bahamas

                                    Facsimile No.: (242) 363-3703

                                    Attention: John R. Allison
                                               Charles D. Adamo


                                    SUN INTERNATIONAL NEVADA, INC.


                                    By:___________________________
                                       Title:

                                    Address: Executive Offices
                                             Coral Towers
                                             Paradise Island,
                                             The Bahamas

                                    Facsimile No.: (242) 363-3703

                                    Attention: John R. Allison
                                               Charles D. Adamo

                                    THE BANK OF NOVA SCOTIA,
                                      as Administrative Agent, as a
                                      Managing Agent, as an Issuer and
                                      as a Lender


                                    By:________________________________
                                       Title:

                                    SOCIETE GENERALE, as a Managing Agent, as an Issuer and as a Lender


                                    By:________________________________
                                       Title:

                                    BANKERS TRUST COMPANY,
                                    as a Co-Agent


                                    By:________________________________
                                       Title:

                                    CIBC INC.,
                                    as a Co-Agent


                                    By:________________________________
                                       Title:

                                    THE ROYAL BANK OF SCOTLAND PLC,
                                    as a Co-Agent


                                    By:________________________________
                                       Title:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    as a Co-Agent


                                    By:_____________________________________
                                       Title:

                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By:____________________________
                                       Title:

                                    NEDCOR BANK LIMITED


                                    By:____________________________
                                       Title:


                                    By:____________________________
                                       Title:

                                    ABSA BANK LIMITED


                                    By:____________________________
                                       Title:


                                    By:____________________________
                                       Title:

                                    STANDARD BANK LONDON, LIMITED


                                    By:____________________________
                                       Title:


                                    By:____________________________
                                       Title:

                                    SUMMIT BANK


                                    By:____________________________
                                       Title:

                                    FLEET BANK, N.A.


                                    By:____________________________
                                       Title:

                                    BANKERS TRUST COMPANY


                                    By:____________________________
                                       Title:

                                    BEAR STEARNS CORPORATE LENDING INC.


                                    By:________________________________
                                       Title:


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                                    CIBC INC.


                                    By:____________________________
                                       Title:


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                                    WELLS FARGO BANK, NATIONAL


                                    By:____________________________
                                       Title:


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                                    ABN AMRO BANK N.V.


                                    By:____________________________
                                       Title:


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                                    CITY NATIONAL BANK OF FLORIDA


                                    By:____________________________
                                       Title:

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                                                                    SCHEDULE I



                   PERCENTAGES AND ADMINISTRATIVE INFORMATION
                   ------------------------------------------
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

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                                 REVOLVING LOAN
        LENDER NAME:               COMMITMENT         DOMESTIC OFFICE:          LIBOR OFFICE:
                                  PERCENTAGES:
        --------------------------------------------------------------------------------------------
        The Bank of Nova             10.784%       One Liberty Plaza       One Liberty Plaza
        Scotia                                     New York, NY  10006     New York, NY  10006
                                                   Facsimile No.:          Facsimile No.:
                                                   (212) 225-5090          (212) 225-5090
                                                   Attn: John Hopmans      Attn: John Hopmans
        --------------------------------------------------------------------------------------------
        Societe Generale             10.784%       2029 Century Park East  2029 Century Park East
                                                   Suite 2900              Suite 2900
                                                   Los Angeles, CA 90067   Los Angeles, CA 90067
                                                   Facsimile No.:          Facsimile No.:
                                                   (310) 551-1537          (310) 551-1537
                                                   Attn: Donald Schubert   Attn: Donald Schubert
        --------------------------------------------------------------------------------------------
        ABN AMRO Bank N.V.           2.400%        208 S. LaSalle Street   208 S. LaSalle Street
                                                   Suite 1500              Suite 1500
                                                   Chicago, IL 60604       Chicago, IL 60604
                                                   Facsimile No.:          Facsimile No.:
                                                   (312) 992-5158          (312) 992-5158
                                                   Attn: Loan              Attn: Loan
                                                   Administration          Administration
        --------------------------------------------------------------------------------------------
        ABSA Bank Limited,           7.200%        52-54 Gracechurch       52-54 Gracechurch Street
        London Branch                              Street                  London, EC3V 0LD
                                                   London, EC3V 0LD        England
                                                   England                 Facsimile No.:
                                                   Facsimile No.:          011-44-171-528-6036
                                                   011-44-171-528-6036 Attn: Chris Engel
                                                   Attn: Chris Engel
        --------------------------------------------------------------------------------------------
        Bankers Trust Company        9.344%        130 Liberty Street      130 Liberty Street
                                                   MS 2252                 MS 2142
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
        --------------------------------------------------------------------------------------------
                                                   New York, NY 10006      New York, NY 10006
                                                   Facsimile No.:          Facsimile No.:
                                                   (212) 669-0743          (212) 250-7351
                                                   Attn: Linda Wang        Attn: Wendy Williams
        --------------------------------------------------------------------------------------------
        Bear Stearns                 4.000%        Bear Stearns & Co. Inc. Bear Stearns & Co. Inc.
        Corporate Lending Inc.                     245 Park Avenue         245 Park Avenue
                                                   4th Floor               4th Floor
                                                   New York, NY 10167      New York, NY 10167
                                                   Facsimile No.:          Facsimile No.:
                                                   (212) 272-4844          (212) 272-4844
                                                   Attn: Gloria Dombrowski Attn: Gloria Dombrowski
        --------------------------------------------------------------------------------------------
        CIBC Inc.                    9.344%        CIBC World Markets      CIBC World Markets
                                                   Two Paces Ferry Road    Two Paces Ferry Road
                                                   2727 Paces Ferry Road   2727 Paces Ferry Road
                                                   Suite 1200              Suite 1200
                                                   Atlanta, GA 30339       Atlanta, GA 30339
                                                   Facsimile No.:          Facsimile No.:
                                                   (770) 319-4955          (770) 319-4955
                                                   Attn: Sherry Hanamean   Attn: Sherry Hanamean
        --------------------------------------------------------------------------------------------
        City National Bank of        3.200%        25 West Flagler Street  25 West Flagler Street
        Florida                                    Miami, FL 33130         Miami, FL 33130
                                                   Facsimile No.:          Facsimile No.:
                                                   (305) 577-7485          (305) 577-7485
                                                   Attn: Herena Saavedra   Attn: Herena Saavedra
        --------------------------------------------------------------------------------------------
        Fleet Bank, N.A.             8.000%        3670 Route 9 South      South Carolina &
                                                   Freehold, NJ 07728      Atlantic Avenue
                                                   Facsimile No.:          Atlantic City, NJ 08401
                                                   (732) 780-0754          Facsimile No.:
                                                   Attn: John Harrison/    (609) 348-1308
                                                          Bob Wordelmann   Attn: Todd DeLusant
        --------------------------------------------------------------------------------------------
        Nedcor Bank Limited          8.000%        Nedbank House           Nedbank House
                                                   20 Abchurch Lane        20 Abchurch Lane
                                                   London, EC4N 7AD        London, EC4N 7AD
                                                   England                 England
                                                   Facsimile No.:          Facsimile No.:
                                                   011-44-171-621-9304     011-44-171-621-9304
                                                   Attn: Andrew Garden     Attn: Andrew Garden
        --------------------------------------------------------------------------------------------
        The Royal Bank of            9.600%        Waterhouse Square       Currency Advances
        Scotland plc                               138-142 Holborn         5-10 Great Tower Street
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
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
                                                   London ED1N 2TH         London EC3P 3HX
                                                   England                 England
                                                   Facsimile No.:          Facsimile No.:
                                                   011-44-171-427-9971     011-44-171-220-7370
                                                   Attn: Jane Bradley      Attn: Steve Hatch
        --------------------------------------------------------------------------------------------
        Standard Bank London,        4.800%        Cannon Bridge House     Cannon Bridge House
        Limited                                    25 Dowgate Hill         25 Dowgate Hill
                                                   London EC4R 2SB         London EC4R 2SB
                                                   England                 England
                                                   Facsimile No.:          Facsimile No.:
                                                   011-44-171-815-4243     011-44-171-815-4243
                                                   Attn: Corporate         Attn: Corporate Banking
                                                         Banking Dept.           Dept.
        --------------------------------------------------------------------------------------------
        Summit Bank                  3.200%        750 Walnut Avenue       750 Walnut Avenue
                                                   Cranford, NJ 07016      Cranford, NJ 07016
                                                   Facsimile No.:          Facsimile No.:
                                                   (908) 709-6433          (908) 709-6433
                                                   Attn: Carter Evans      Attn: Carter Evans
        --------------------------------------------------------------------------------------------
        Wells Fargo Bank,            9.344%        Commercial Banking      Commercial Banking Loan
        National Association                       Office                  Center
                                                   One East First Street   201 3rd Street
                                                   Suite 300               San Francisco, CA 94103
                                                   Reno, NV 89501          Facsimile No.:
                                                   Facsimile No.:          (415) 979-0675
                                                   (775) 334-5637          Attn: Cindy Dunn
                                                   Attn: John Bydalek
        --------------------------------------------------------------------------------------------